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                                                                       EXHIBIT 8

                              CANADIAN COAL TRUST

                              DECLARATION OF TRUST

                               DECEMBER 16, 2002
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                               TABLE OF CONTENTS

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ARTICLE 1 INTERPRETATION.............................................         1

  1.1    DEFINITIONS.................................................         1

  1.2    REFERENCES TO ACTS PERFORMED BY THE TRUST...................         4

  1.3    TAX ACT.....................................................         4

  1.4    GENDER......................................................         4

  1.5    HEADINGS FOR REFERENCE ONLY.................................         5

  1.6    DAY NOT A BUSINESS DAY......................................         5

  1.7    CURRENCY....................................................         5

  1.8    TIME OF THE ESSENCE.........................................         5

  1.9    GOVERNING LAW...............................................         5

ARTICLE 2 DECLARATION OF TRUST.......................................         5

  2.1    ESTABLISHMENT OF THE TRUST..................................         5

  2.2    INITIAL CONTRIBUTION........................................         5

  2.3    NAME OF TRUST...............................................         5

  2.4    HEAD OFFICE.................................................         5

  2.5    NATURE OF THE TRUST.........................................         6

  2.6    RIGHTS OF TRUST UNITHOLDERS.................................         6

  2.7    LIABILITY OF TRUST UNITHOLDERS..............................         6

ARTICLE 3 ISSUE AND SALE OF TRUST UNITS..............................         7

  3.1    NATURE OF TRUST UNITS.......................................         7

  3.2    AUTHORIZED NUMBER OF TRUST UNITS............................         7

  3.3    ISSUE OF TRUST UNITS........................................         7

  3.4    NO FRACTIONAL TRUST UNITS...................................         7

  3.5    RE-PURCHASE OF INITIAL TRUST UNIT BY THE TRUST..............         7

  3.6    CONSOLIDATION OF TRUST UNITS................................         7

  3.7    NO PRE-EMPTIVE RIGHTS.......................................         8

ARTICLE 4 INVESTMENTS OF TRUST.......................................         8

  4.1    PURPOSE OF THE TRUST........................................         8

  4.2    INVESTMENT IN SCAI..........................................         8

  4.3    OTHER INVESTMENTS...........................................         9
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ARTICLE 5 DISTRIBUTIONS..............................................         9

  5.1    COMPUTATION OF DISTRIBUTABLE CASH FLOW OF THE TRUST.........         9

  5.2    COMPUTATION OF INCOME AND NET REALIZED CAPITAL GAINS........         9

  5.3    DISTRIBUTIONS OF DISTRIBUTABLE CASH FLOW....................        10

  5.4    OTHER DISTRIBUTIONS.........................................        10

  5.5    CHARACTER OF DISTRIBUTIONS AND DESIGNATIONS.................        11

  5.6    ENFORCEABILITY OF RIGHT TO RECEIVE DISTRIBUTIONS............        11

  5.7    METHOD OF PAYMENT OF DISTRIBUTIONS..........................        11

  5.8    WITHHOLDING TAXES...........................................        12

  5.9    TAX ACT DEFINITIONS.........................................        12

ARTICLE 6 REDEMPTION OF TRUST UNITS..................................        12

  6.1    RIGHT OF REDEMPTION.........................................        12

  6.2    EXERCISE OF REDEMPTION RIGHT................................        12

  6.3    CASH REDEMPTION.............................................        12

  6.4    NO CASH REDEMPTION IN CERTAIN CIRCUMSTANCES.................        13

  6.5    IN SPECIE REDEMPTION........................................        13

  6.6    CANCELLATION OF ALL REDEEMED TRUST UNITS....................        14

ARTICLE 7 TRUSTEES...................................................        14

  7.1    NUMBER OF TRUSTEES..........................................        14

  7.2    CALLING AND NOTICE OF MEETINGS..............................        14

  7.3    PLACE OF MEETINGS...........................................        15

  7.4    MEETINGS BY TELEPHONE.......................................        15

  7.5    QUORUM......................................................        15

  7.6    CHAIRMAN....................................................        15

  7.7    ACTION BY THE TRUSTEES......................................        15

  7.8    ADJOURNED MEETING...........................................        15

  7.9    REMUNERATION AND EXPENSES...................................        15

  7.10   OFFICERS....................................................        16

ARTICLE 8 APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEES.......        16

  8.1    QUALIFICATION OF TRUSTEES...................................        16

  8.2    APPOINTMENT OF TRUSTEES.....................................        16

  8.3    CONSENT TO ACT..............................................        16

  8.4    FAILURE TO ELECT MINIMUM NUMBER OF TRUSTEES.................        17

  8.5    CEASING TO HOLD OFFICE......................................        17

  8.6    REMOVAL OF TRUSTEES.........................................        18

  8.7    FILLING VACANCIES...........................................        18

  8.8    VALIDITY OF ACTS............................................        18
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ARTICLE 9 CONCERNING THE TRUSTEES....................................        18

  9.1    POWERS OF THE TRUSTEES......................................        18

  9.2    SPECIFIC POWERS AND AUTHORITIES.............................        18

  9.3    SCAI SHARES AND SCAI NOTES HELD BY THE TRUST................        20

  9.4    RESTRICTIONS ON TRUSTEES' POWERS............................        20

  9.5    BANKING.....................................................        21

  9.6    STANDARD OF CARE AND DUTIES.................................        21

  9.7    FEES AND EXPENSES...........................................        21

  9.8    LIMITATIONS ON LIABILITY OF TRUSTEES........................        21

  9.9    INDEMNIFICATION OF TRUSTEES.................................        22

  9.10   CONTRACTUAL OBLIGATIONS OF TRUST............................        22

  9.11   CONFLICTS OF INTEREST.......................................        23

  9.12   CONDITIONS PRECEDENT........................................        23

  9.13   RELIANCE UPON TRUSTEES AND OFFICERS.........................        23

ARTICLE 10 COMMITTEES OF TRUSTEES....................................        23

  10.1   DELEGATION..................................................        23

  10.2   PROCEDURE...................................................        24

ARTICLE 11 AMENDMENT.................................................        24

  11.1   AMENDMENT...................................................        24

  11.2   NOTIFICATION OF AMENDMENT...................................        24

ARTICLE 12 MEETINGS OF TRUST UNITHOLDERS.............................        25

  12.1   ANNUAL AND SPECIAL MEETINGS OF TRUST UNITHOLDERS............        25

  12.2   NOTICE OF MEETINGS..........................................        25

  12.3   QUORUM......................................................        25

  12.4   VOTING RIGHTS OF TRUST UNITHOLDERS..........................        25

  12.5   RESOLUTIONS BINDING THE TRUSTEES............................        26

  12.6   MEANING OF "SPECIAL RESOLUTION".............................        26

  12.7   MEANING OF "OUTSTANDING"....................................        27

  12.8   RECORD DATE FOR VOTING......................................        27

  12.9   APPOINTMENT OF INSPECTOR....................................        28

  12.10  RESOLUTIONS IN WRITING......................................        28
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ARTICLE 13 CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS....        28

  13.1   NATURE OF TRUST UNITS.......................................        28

  13.2   TRUST UNIT CERTIFICATES.....................................        29

  13.3   CONTENTS OF TRUST UNIT CERTIFICATES.........................        29

  13.4   REGISTER OF TRUST UNITHOLDERS...............................        30

  13.5   LIMITATION OF OWNERSHIP BY NON-RESIDENTS....................        30

  13.6   TRANSFER OF TRUST UNITS.....................................        31

  13.7   TRUST UNITS HELD JOINTLY OR IN A FIDUCIARY CAPACITY.........        31

  13.8   PERFORMANCE OF TRUST........................................        32

  13.9   LOST CERTIFICATES...........................................        32

  13.10  DEATH OF A TRUST UNITHOLDER.................................        32

  13.11  UNCLAIMED DISTRIBUTION......................................        32

  13.12  OFFER FOR TRUST UNITS.......................................        32

ARTICLE 14 TERMINATION...............................................        34

  14.1   TERM OF TRUST...............................................        34

  14.2   TERMINATION WITH THE APPROVAL OF TRUST UNITHOLDERS..........        34

  14.3   PROCEDURE UPON TERMINATION..................................        35

  14.4   POWERS OF THE TRUSTEES UPON TERMINATION.....................        35

  14.5   SALE OF INVESTMENTS.........................................        35

  14.6   DISTRIBUTION OF PROCEEDS OR ASSETS..........................        35

  14.7   FURTHER NOTICE TO TRUST UNITHOLDERS.........................        35

  14.8   RESPONSIBILITY OF THE TRUSTEES AFTER SALE AND CONVERSION....        35

ARTICLE 15 SUPPLEMENTAL INDENTURES...................................        36

         PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN
  15.1   PURPOSES....................................................        36
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ARTICLE 16 GENERAL...................................................        36

  16.1   NOTICES.....................................................        36

  16.2   FAILURE TO GIVE NOTICE......................................        36

  16.3   JOINT HOLDERS...............................................        37

  16.4   SERVICE OF NOTICE...........................................        37

  16.5   INFORMATION AVAILABLE TO TRUST UNITHOLDERS..................        37

  16.6   FISCAL YEAR.................................................        37

  16.7   FINANCIAL DISCLOSURE........................................        37

  16.8   TRUST UNITHOLDER MEETING INFORMATION........................        37

  16.9   TAXATION INFORMATION........................................        38

  16.10  INCOME TAX: ELECTION........................................        38

  16.11  POWER OF ATTORNEY...........................................        38

  16.12  INCOME TAX: OBLIGATION OF THE TRUSTEES......................        38

  16.13  INCOME TAX: DEDUCTIONS......................................        38

  16.14  BINDING EFFECT OF RESOLUTIONS...............................        38

  16.15  NO BREACH...................................................        38

ARTICLE 17 AUDITORS..................................................        38

  17.1   QUALIFICATION OF AUDITORS...................................        38

  17.2   APPOINTMENT OF AUDITORS.....................................        39

  17.3   CHANGE OF AUDITORS..........................................        39

  17.4   REPORT OF AUDITORS..........................................        39

ARTICLE 18 MISCELLANEOUS.............................................        39

  18.1   COUNTERPARTS................................................        39

  18.2   SEVERABILITY................................................        39

  18.3   SUCCESSORS AND ASSIGNS......................................        39

  18.4   REFERENCES TO AGREEMENTS....................................        39

  18.5   LANGUAGE....................................................        39
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                              CANADIAN COAL TRUST

    THIS DECLARATION OF TRUST is made the 16th day of December, 2002.

B E T W E E N:

           DENNIS G. MASCHMEYER, resident in the Province of Alberta, JOWDAT WAHEED, resident in the Province of Ontario, SAMUEL
           W. INGRAM, Q.C., resident in the Province of Ontario, and TREVOR M. APPERLEY, resident in the Province of Alberta, all of whom are trustees of the trust constituted by this Declaration of Trust, and each person who after the date hereof becomes a trustee of the trust as herein provided (each person, while a trustee of the trust as herein provided, hereinafter called a "Trustee"),

                                                              OF THE FIRST PART,

                                   -- and --

           SHERRITT COAL ACQUISITION INC., a corporation existing under the laws of the Province of Ontario (hereinafter called the "Initial Unitholder") and all persons who after the date hereof become holders of Trust Units of the trust as herein provided (collectively at any time, the "Trust Unitholders"),

                                                             OF THE SECOND PART.

    WHEREAS the Initial Unitholder desires to create a trust for the sole purpose of investing in securities and notes of Sherritt Coal Acquisition Inc.;

    AND WHEREAS for the purpose of settling the trust created hereunder, the Initial Unitholder is paying to the Trustees an amount of $10.00 in lawful money of Canada (the "Initial Contribution");

    AND WHEREAS the Trustees have agreed to hold the Initial Contribution and all amounts and assets subsequently received under this Declaration of Trust or in respect of the investment of these assets in accordance with the provisions hereinafter set forth (the "Trust");

    AND WHEREAS the Initial Unitholder and the Trustees desire that the beneficiaries of the Trust, including the Initial Unitholder, shall be the holders of Trust Units, each of which shall rank equally in all respects with every other Trust Unit;

    AND WHEREAS it is intended that, in connection with each Take Up and Pay Date, Trust Units will be issued to Sherritt in exchange for SCAI Shares and SCAI Series A Notes held by Sherritt in order that Sherritt will have Trust Units to deliver to holders of Exchange Rights on the Date of Exchange pursuant to the Exchange Rights Agreement;

    AND WHEREAS it is intended that upon a conversion pursuant to the Conversion Agreement, Trust Units will be issued to the Partnership in exchange for SCAI Shares and SCAI Series B Notes held by the Partnership;

    AND WHEREAS the Initial Unitholder and the Trustees desire that the Trust shall qualify as a "mutual fund trust" pursuant to subsection 132(6) of the INCOME TAX ACT (Canada) (the "Tax Act");

    NOW THEREFORE, the undersigned Trustees, being all of the Trustees, hereby confirm and declare that they agree with the Initial Unitholder to hold in trust as trustees the Initial Contribution and any and all other property, real, personal or otherwise, tangible or intangible, which has been at the date hereof or is hereafter transferred, conveyed or paid to or otherwise received by them as trustees or to which the Trust is otherwise entitled and all rents, income, profits and gains therefrom for the benefit of the Trust Unitholders hereunder in accordance with and subject to the expressed provisions of this Declaration of Trust, to wit:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS

    In this Declaration of Trust, including the recitals hereto, unless the context otherwise requires, the following terms shall have the following meanings:

    (a) "ADMINISTRATION AGREEMENT" means the administration agreement to be entered into between the Trust and an entity which will be 50%-owned by each of Sherritt and Ontario Teachers' Pension Plan Board

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        or subsidiaries thereof, pursuant to which such entity will provide administrative services to the Trust, as described in the Enhanced
        Offer;

    (b) "AUDITORS" means the firm of chartered accountants appointed as the auditors of the Trust from time to time in accordance with the provisions hereof and, initially, means Deloitte & Touche LLP;

    (c) "BOOK-ENTRY SYSTEM" means the record-entry securities transfer and pledge system known, as of the date hereof, by such name, which is administered by CDS in accordance with the operating rules and procedures of the Securities Settlement Service of CDS in force from time to time, or any successor system which CDS may offer from time to time;

    (d) "BUSINESS DAY" means a day which is not a Saturday, Sunday, bank holiday or holiday in the City of Toronto, Ontario;

    (e) "CASH FLOW OF THE TRUST" has the meaning ascribed thereto in Subsection 5.1(a);

    (f) "CDS" means The Canadian Depository for Securities Limited and its successors;

    (g) "CDS PARTICIPANT" means a broker, dealer, bank, other financial institution or other person who, directly or indirectly, from time to time, effects book-based transfers with CDS and pledges of securities deposited with CDS;

    (h) "CIBC MELLON" means CIBC Mellon Trust Company;

    (i) "CONVERSION AGREEMENT" means the conversion agreement to be entered into between the Trust and the Partnership prior to the Date of Exchange, pursuant to which the Partnership will be entitled to exchange all of its SCAI Shares and SCAI Series B Notes for Trust Units, as described in the Enhanced Offer;

    (j) "COUNSEL" means a barrister or solicitor or firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Trust;

    (k) "DATE OF EXCHANGE" means the Date of Exchange as defined in the Enhanced Offer;

    (l) "DECLARATION OF TRUST" or "Declaration" means this instrument, as the same may be supplemented, amended or restated from time to time; and "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this instrument and not to any particular Article, Section or portion hereof and includes any and every instrument supplemental or ancillary hereto or in implementation hereof;

   (m) "DEPOSITORY" has the meaning ascribed thereto in Subsection 13.1(a);

    (n) "DISTRIBUTABLE CASH FLOW" has the meaning ascribed thereto in Subsection 5.l(b);

    (o) "DISTRIBUTION PAYMENT DATES" in respect of a Distribution Period means on or about, but no later than, the date that is 30 days immediately following the end of the Distribution Period or, if such day is not a Business Day, the next following Business Day or such other date determined from time to time by the Trustees, except in respect of the first Distribution Payment Date for the first Distribution Period, which will be on or about, but no later than, 10 Business Days after the Date of Exchange;

    (p) "DISTRIBUTION PERIOD" means each calendar quarter in each calendar year, from and including the first day thereof and to and including the last day thereof, except for the first Distribution Period, which will be the period commencing on the date of creation of the Trust up to but excluding the Date of Exchange, and except for the second Distribution Period, which will be the period from the Date of Exchange up to and including the last day of the calendar quarter in which the Date of Exchange occurs;

    (q) "DISTRIBUTION RECORD DATE" means the last Business Day of each Distribution Period, except in respect of the Distribution Record Date for the first Distribution Period, which will be the Date of Exchange;

    (r) "ENHANCED OFFER" means the offer dated October 25, 2002 made by SCAI to the shareholders of Fording Inc. to purchase all of the outstanding Fording Shares, as varied by the notice of variation dated December 16, 2002;

    (s) "EXCHANGE" means the exchange of Trust Units for Exchange Rights on a one-for-one basis to occur at 5:00 p.m. on the Date of Exchange;

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    (t) "EXCHANGE RIGHTS" means the obligation of Sherritt in accordance with the terms of the Exchange Rights Agreement to deliver Trust Units to the holders thereof, such Exchange Rights to be exchangeable for Trust Units on the Date of Exchange on a one-for-one basis;

    (u) "EXCHANGE RIGHTS AGREEMENT" means the exchange rights agreement to be entered into among the Trust, SCAI, Sherritt and CIBC Mellon, as exchange agent, as described in the Enhanced Offer;

    (v) "FORDING SHARES" means the outstanding common shares of Fording Inc.;

    (w) "GLOBAL TRUST UNIT CERTIFICATE" has the meaning specified in Subsection 13.1(a);

    (x) "INCOME OF THE TRUST" has the meaning ascribed thereto in Subsection 5.2(a);

    (y) "INITIAL CONTRIBUTION" means the amount of $10.00 paid by the Initial Unitholder to the Trustees on the date hereof for the purpose of settling the trust constituted by the Declaration of Trust;

    (z) "INITIAL UNITHOLDER" means the person named as the first unitholder of the Trust in the Party of the second part to this Declaration of Trust;

   (aa) "METCOAL COMPANY" means the corporation to be created under the CANADA BUSINESS CORPORATIONS ACT pursuant to the amalgamation of Fording Inc. and a wholly-owned subsidiary of SCAI;

   (bb) "NET REALIZED CAPITAL GAINS" has the meaning ascribed thereto in Subsection 5.2(b);

   (cc) "NON-RESIDENT" means a non-resident of Canada within the meaning of the Tax Act;

   (dd) "NOTE INDENTURE" means the note indenture which will provide for the issuance of the SCAI Notes to be dated prior to the Date of Exchange and entered into between SCAI and a trustee and Note Indenture also means any subsequent agreement which may be entered into between SCAI and a trustee pursuant to which SCAI Notes are issued;

   (ee) "PARTNERSHIP" means Sherritt Coal Partnership II, a general partnership formed under the laws of the Province of Ontario, the two partners of which are wholly-owned subsidiaries of Sherritt and Ontario Teachers' Pension Plan Board;

    (ff) "REDEMPTION PRICE" has the meaning ascribed thereto in Subsection 6.3(a);

   (gg) "SCAI" means Sherritt Coal Acquisition Inc., a corporation incorporated under the laws of Canada which after the first Take Up and Pay Date will be owned by the Partnership and the Trust;

   (hh) "SCAI ACQUISITION AGREEMENT" means the acquisition agreement to be entered into between the Trust and Sherritt, as described under the heading "Funding, Acquisition and Related Transactions -- Acquisition of SCAI Securities" in Appendix A of the Enhanced Offer;

    (ii) "SCAI NOTES" means, collectively, the SCAI Series A Notes and the SCAI Series B Notes and any other series of notes to be issued pursuant to the Note Indenture;

    (jj) "SCAI SERIES A NOTES" means the unsecured, subordinated Series A notes of SCAI issued pursuant to the Note Indenture and SCAI Series A Notes also means any unsecured subordinated notes of SCAI which may be subsequently issued by SCAI to the Trust pursuant to a Note Indenture (it being understood that all SCAI Series A Notes issued by SCAI to the Trust shall be identical in all respects);

   (kk) "SCAI SERIES B NOTES" means the secured, subordinated Series B notes of SCAI issued pursuant to the Note Indenture and SCAI Series B Notes also means any unsecured subordinated notes of SCAI which may be subsequently issued by SCAI to the Partnership pursuant to a Note Indenture (it being understood that all SCAI Series B Notes issued by SCAI to the Partnership shall be identical in all respects);

    (ll) "SCAI SHARES" means the common shares of SCAI;

  (mm) "SHERRITT" means Sherritt International Corporation, a corporation incorporated under the laws of the Province of New Brunswick;

   (nn) "SPECIAL RESOLUTION" has the meaning ascribed thereto in Section 12.6;

   (oo) "SUBORDINATION AGREEMENT" has the meaning ascribed thereto in Subsection 2.7(d);

   (pp) "TAKE UP AND PAY DATE" means each date on which SCAI takes up and pays for the Fording Shares deposited under the Enhanced Offer;

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   (qq) "TAX ACT" means the INCOME TAX ACT (Canada), R.S.C. 1985 (5th Supp.)
        c. 1, as amended, and the regulations thereunder;

   (rr) "TRANSFER AGENT" means such company as may from time to time be appointed by the Trust to act as registrar and transfer agent of the Trust Units, together with any sub-transfer agent duly appointed by the Transfer Agent;

   (ss) "TRANSFER DATE" has the meaning ascribed thereto in Section 6.5;

    (tt) "TRUST" means the trust constituted by this Declaration of Trust;

   (uu) "TRUST ASSETS", at any time, means such of the following monies, properties and other assets as are at such time held by the Trust or by the Trustees on behalf of the Trust:

        (i) the Initial Contribution;

        (ii) all funds or property derived from the issuance or sale of Trust Units or other cash received by the Trust;

       (iii) any SCAI Shares and any SCAI Notes;

        (iv) any proceeds of disposition of any of the foregoing property; and

        (v) all income, interest, profit, return of capital, gains and accretions, and all substituted assets, rights and benefits of any kind or nature whatsoever arising directly or indirectly from or in connection with or accruing to such foregoing property or such proceeds of disposition;

   (vv) "TRUST LIABILITIES" has the meaning ascribed thereto in Subsection 2.7(a);

  (ww) "TRUST UNIT CERTIFICATE" means a certificate, in the form approved by the Trustees, evidencing one or more Trust Units, issued and certified in accordance with the provisions hereof;

   (xx) "TRUST UNITHOLDERS" means at any time the holders at that time of one or more Trust Units, as shown on the register of such holders maintained by the Transfer Agent on behalf of the Trust;

   (yy) "TRUST UNITS" means the trust units of the Trust authorized and issued hereunder as such and for the time being outstanding and entitled to the benefits hereof;

   (zz) "TRUSTEE", at any time, means an individual who is, in accordance with the provisions hereof, a trustee of the Trust at that time and "TRUSTEES" means, at any time, all of the individuals, each of whom is at that time a Trustee;

1.2  REFERENCES TO ACTS PERFORMED BY THE TRUST

    For greater certainty, where any reference is made in this Declaration of Trust to an act to be performed by the Trust, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustees on behalf of the Trust or by some other person duly authorized to do so by the Trustees or pursuant to the provisions hereof, and where reference is made in this Declaration of Trust to actions, rights or obligations of the Trustees, such reference shall be construed and applied for all purposes to refer to actions. rights or obligations of the Trustees in their capacity as Trustees of the Trust, and not in their other capacities, unless the context otherwise requires.

1.3  TAX ACT

    Any reference herein to a particular provision of the Tax Act shall include a reference to that provision as it may be renumbered or amended from time to time. Where there are proposals for amendments to the Tax Act which have not been enacted into law or proclaimed into force on or before the date on which such proposals are to become effective, the Trustees may take such proposals into consideration and apply the provisions hereof as if such proposals had been enacted into law and proclaimed into force.

1.4  GENDER

    In this Declaration of Trust, unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular number include the plural, and vice versa; words importing a gender shall include the feminine, masculine and neuter genders; and words importing persons include an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative, trust, joint

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venture, unincorporated organization, union, pension fund, foundation, government or government authority of any jurisdiction (whether federal, provincial, state or municipal) or any other entity.

1.5  HEADINGS FOR REFERENCE ONLY

    The division of this Declaration of Trust into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Declaration of Trust.

1.6  DAY NOT A BUSINESS DAY

    In the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day. This section is not applicable to Sections 5.1, 5.2, 5.3 and 5.4.

1.7  CURRENCY

    All references in this Declaration of Trust to "dollars" or "$" are to Canadian dollars, unless otherwise noted.

1.8  TIME OF THE ESSENCE

    Time shall be of the essence in this Declaration of Trust.

1.9  GOVERNING LAW

    This Declaration of Trust and the Trust Unit Certificates shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. The parties hereto hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Ontario.

                                   ARTICLE 2
                              DECLARATION OF TRUST

2.1  ESTABLISHMENT OF THE TRUST

    The Trustees hereby declare and agree to hold the Trust Assets in trust for the use and benefit of the Trust Unitholders, their successors, permitted assigns and personal representatives, and subject to the terms and conditions hereinafter declared and set forth, such trust to constitute the Trust hereunder.

2.2  INITIAL CONTRIBUTION

    The Initial Unitholder hereby pays, concurrent with the execution of this Declaration of Trust, the Initial Contribution to the Trustees for the purpose of settling the Trust and the Trustees acknowledge receipt of the Initial Contribution. The Initial Unitholder is hereby issued one Trust Unit.

2.3  NAME OF TRUST

    (a) The Trust shall be known and designated as the "CANADIAN COAL TRUST" and, whenever practicable, lawful and convenient, the property of the Trust shall be held and the affairs of the Trust shall be conducted and transacted under that name.

    (b) If the Trustees determine that the use of such name is not practicable, legal or convenient, the Trust may use such other designation or may adopt such other name as the Trustees deem appropriate, and the Trust may hold property and conduct and transact its affairs under such other designation or name.

2.4  HEAD OFFICE

    The head office of the Trust hereby created shall be located at 1133 Yonge Street, Toronto, Ontario, M4Y 2Y7, or such other place or places in Canada as the Trustees may from time to time designate.

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2.5  NATURE OF THE TRUST

    The Trust is an unincorporated, open-ended limited purpose trust, established for the purposes specified in Section 4.1. The Trust is not, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company, nor shall the Trustees or any individual Trustee or the Trust Unitholders or any of them or any person be, or be deemed to be, treated in any way whatsoever as liable or responsible hereunder as partners or joint venturers. The Trustees are not and shall not be, or be deemed to be, agents of the Trust Unitholders. The relationship of the Trust Unitholders to the Trustees shall be solely that of beneficiaries of the Trust and their rights shall be limited to those conferred upon them by this Declaration of Trust.

2.6  RIGHTS OF TRUST UNITHOLDERS

    The rights of each Trust Unitholder to call for a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustees are limited to those contained herein and, except as provided herein, no Trust Unitholder shall be entitled to call for any partition or division of the Trust Assets or for a distribution of any particular asset forming part of the Trust Assets or of any particular monies or funds received by the Trustees. The legal ownership of the Trust Assets and the right to conduct the activities of the Trust are vested exclusively in the Trustees and no Trust Unitholder has or is deemed to have any right of ownership in any of the Trust Assets, except as specifically provided herein. Except as specifically provided herein, no Trust Unitholder or Trust Unitholders shall be entitled to interfere with or give any direction to the Trustees with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustees under this Declaration of Trust. The Trust Units shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration of Trust.

2.7  LIABILITY OF TRUST UNITHOLDERS

    (a) No Trust Unitholder, in its capacity as such, shall incur or be subject to any liability, direct or indirect, absolute or contingent, in contract or in tort or of any other kind to any person in connection with:
       (i) the Trust Assets or the ownership, use, operation, acquisition or disposition thereof or exercise or enjoyment of the rights, privileges, conditions or benefits attached thereto, associated therewith or derived therefrom; (ii) the obligations or the activities or affairs of the Trust; (iii) any actual or alleged act or omission of the Trustees or by any other person in respect of the activities or affairs of the Trust (whether or not authorized by or pursuant to this Declaration of Trust);
       (iv) any act or omission of the Trustees or any other person in the performance or exercise, or purported or attempted performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustees or such other person in respect of the activities or affairs of the Trust (whether or not authorized by or pursuant to this Declaration of Trust); (v) any transaction entered into by the Trustees or by any other person in respect of the activities or affairs of the Trust (whether or not authorized by or pursuant to this Declaration of Trust); or (vi) except as provided in Section 5.8, any taxes, levies, imposts or charges or fines, penalties or interest in respect thereof payable by the Trust or by the Trustees or by any other person (except the Trust Unitholder to the extent required by applicable tax laws) on behalf of or in connection with the activities or affairs of the Trust (collectively, "Trust Liabilities").

    (b) No Trust Unitholder in its capacity as a Trust Unitholder shall be liable to indemnify the Trustees or any other person with respect to any Trust Liabilities.

    (c) To the extent that, notwithstanding the provisions of this Section 2.7, any Trust Unitholder, in its capacity as such, may be determined by a judgment of a court of competent jurisdiction to be subject to or liable in respect of any Trust Liabilities, such Trust Unitholder is entitled to be reimbursed out of the Trust Assets for any payment of Trust Liabilities made by such Trust Unitholder.

    (d) If any Trust Asset should be distributed or declared to be distributable to Trust Unitholders contrary to the provisions of any subordination agreement (each a "Subordination Agreement") between the Trust and the persons entitled to enforce any of the indebtedness of SCAI other than the Trust or contrary to the terms of the SCAI Notes or the subordination provisions of the Note Indenture under which the same are issued, then the persons entitled to enforce such Subordination Agreements or subordination provisions shall be entitled to pursue whatever remedies may be available to them to enforce such

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       Subordination Agreements or provisions and the limitations in
       Subsection 2.7(c) shall not apply to any judgment in respect of (and to the extent only based on) such contrary distribution and no Trust Unitholder shall have the right to enforce any distribution contrary to such Subordination Agreements or provisions.

                                   ARTICLE 3
                         ISSUE AND SALE OF TRUST UNITS

3.1  NATURE OF TRUST UNITS

    (a) The beneficial interests in the Trust shall be divided into interests of one class, described and designated as "Trust Units", which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and the interest of each Trust Unitholder shall be determined by the number of Trust Units registered in the name of the Trust Unitholder.

    (b) Each Trust Unit represents an equal undivided beneficial interest in any distribution from the Trust (whether of Income of the Trust, Net Realized Capital Gains or other amounts) and in any net Trust Assets in the event of termination or winding-up of the Trust. All Trust Units shall rank among themselves equally and rateably without discrimination, preference or priority, except as provided in Section 5.8.

    (c) Each Trust Unit shall entitle the holder of record thereof to one vote at all meetings of Trust Unitholders.

3.2  AUTHORIZED NUMBER OF TRUST UNITS

    The aggregate number of Trust Units which is authorized and may be issued hereunder is unlimited.

3.3  ISSUE OF TRUST UNITS

    (a) Subject to subsection 4.1(c), Trust Units may be issued by the Trust at the times, to the persons, for the consideration and on the terms and conditions that the Trustees determine and, without limiting the generality of the foregoing, the Trustees may authorize the Trust to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase Trust Units from the Trust or from any other person or procuring or agreeing to procure purchasers for Trust Units.

    (b) Trust Units are only to be issued as fully paid in money, property (including an obligation to pay consideration in installments), or past services, and are not to be subject to future calls or assessments, except that Trust Units to be issued under an offering may be issued for consideration payable in installments and the Trust may take a security interest over such Trust Units for unpaid installments. In determining whether property or past services are the fair equivalent of money consideration, the Trustees may take into account reasonable charges and expenses of organization and reorganization and payments for property and past services reasonably expected to benefit the Trust, and the resolution of the Trustees allotting and issuing such Trust Units shall express the fair equivalent in money of the other consideration received.

3.4  NO FRACTIONAL TRUST UNITS

    Fractions of Trust Units shall not be issued, except pursuant to distributions of additional Trust Units to all Trust Unitholders pursuant to
Section 5.7.

3.5  RE-PURCHASE OF INITIAL TRUST UNIT BY THE TRUST

    Prior to the Date of Exchange, the Trust will purchase the initial Trust Unit from the Initial Unitholder, and the Initial Unitholder shall sell the initial Trust Unit to the Trust, for a purchase price of $10.00 and, upon the completion of such purchase and sale, the initial Trust Unit shall be cancelled and shall no longer be outstanding for any of the purposes of this Declaration of Trust.

3.6  CONSOLIDATION OF TRUST UNITS

    Subject to Section 5.8, immediately after any pro rata distribution of additional Trust Units to all Trust Unitholders pursuant to Section 5.7, the number of the outstanding Trust Units will automatically be consolidated such that each Trust Unitholder will hold after the consolidation the same number of Trust Units as

                                       7
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the Trust Unitholder held before the distribution of additional Trust Units. In this case, and subject to section 5.8, each Trust Unit Certificate representing a number of Trust Units prior to the distribution of additional Trust Units is deemed to represent the same number of Trust Units after the non-cash distribution of additional Trust Units and the consolidation.

3.7  NO PRE-EMPTIVE RIGHTS

    No person shall be entitled, as a matter of right, to subscribe for or purchase any Trust Unit, other than as provided by the SCAI Acquisition Agreement or Conversion Agreement.

                                   ARTICLE 4
                              INVESTMENTS OF TRUST

4.1  PURPOSE OF THE TRUST

    The Trust is an unincorporated, open-ended limited purpose trust and its operations and activities shall be restricted to:

    (a) investing in securities, including SCAI Shares, SCAI Notes and other securities issued by SCAI or its affiliates, or otherwise lending funds to SCAI or its affiliates;

    (b) temporarily holding cash in interest bearing accounts, short-term government debt or short-term investment grade corporate debt for the purposes of paying the expenses and liabilities of the Trust, paying amounts owing by the Trust in connection with the redemption of any Trust Units or other securities and making distributions to Trust Unitholders;

    (c) issuing Trust Units (or rights, warrants, convertible securities or options to acquire Trust Units, including rights in connection with a Trust Unitholder rights plan) (i) for cash or in satisfaction of any non-cash distribution or in order to acquire securities, including those issued by SCAI; (ii) upon the conversion or exchange of securities or debt obligations issued by SCAI; or (iii) in satisfaction of any indebtedness of or borrowing by the Trust;

    (d) issuing debt securities or otherwise borrowing funds (including letters of credit, bank guarantees and bankers acceptances);

    (e) guaranteeing (as guarantor, surety or co-principal obligor) the payment of any indebtedness, liability or obligation of SCAI or of any affiliate of the Trust or SCAI or the performance of any obligation of SCAI or of any affiliate of the Trust or SCAI, and mortgaging, pledging, charging, granting a security interest in or otherwise encumbering all or any part of the Trust Assets, including securities issued by the Trust, SCAI or by any affiliate of the Trust or of SCAI, as the case may be, as security for such guarantee, and subordinating its rights under the SCAI Notes to other indebtedness;

    (f) disposing of any part of the Trust Assets;

    (g) issuing or redeeming rights and Trust Units pursuant to any Trust Unitholder rights plan adopted by the Trust;

    (h) repurchasing securities issued by the Trust;

    (i) satisfying the obligations, liabilities or indebtedness of the Trust;
       and

    (j) undertaking all other usual and customary activities for the conduct of the business of the Trust in the ordinary course as are approved by the Trustees from time to time, or as are contemplated by the Declaration of Trust, provided that the Trust shall not undertake any activity, take any action, or make or retain any investment which would result (or fail to take any action where such failure would result) in: (i) the Trust not being considered a "mutual fund trust" for purposes of the Tax Act; or
       (ii) the Trust Units being treated as "foreign property" for purposes of
       Part XI of the Tax Act.

4.2  INVESTMENT IN SCAI

    Immediately prior to each Take Up and Pay Date and pursuant to the SCAI Acquisition Agreement, it is anticipated that the Trust will acquire all SCAI Shares and SCAI Series A Notes held by Sherritt at that time, in exchange for issuing to Sherritt a number of Trust Units equal to the number of SCAI Shares acquired from Sherritt at that time.

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4.3  OTHER INVESTMENTS

    To the extent that any monies or other property received by the Trust or the Trustees are not to be immediately used by the Trustees for the purpose of making distributions under Article 5 hereof, the Trustees are hereby authorized and, where prudent to do so, shall invest such monies in: (i) short-term debt obligations of or guaranteed by the Government of Canada or a province of Canada; (ii) short term commercial paper obligations of a corporation whose short term commercial paper is rated R-1 or higher by Dominion Bond Rating Service Limited or A-1 or higher by Standard & Poor's Ratings Services;
(iii) short-term interest-bearing accounts and short-term certificates of deposit issued or guaranteed by one of the six largest (in terms of total assets) Canadian chartered banks; or (iv) any combination thereof. The Trustees shall not purchase or authorize the purchase of any investment which is "foreign property" for purposes of the Tax Act if such purchase would result in the Trust exceeding the foreign property limitations contained in the Tax Act. For the purpose hereof, "short term" shall mean having a date of maturity or call for payment not more than 90 days from the date on which the investment is made.

                                   ARTICLE 5
                                 DISTRIBUTIONS

5.1  COMPUTATION OF DISTRIBUTABLE CASH FLOW OF THE TRUST

    (a) The Cash Flow of the Trust, for any Distribution Period, shall be determined pursuant to the following provisions:

        (i) the following amounts shall be included in the calculation:

           (A) all amounts which are received by the Trust in the Distribution Period, including, without limitation, interest, dividends, proceeds from the disposition of securities, returns of capital and repayments of indebtedness; and

           (B) all amounts received by the Trust in any prior Distribution Period to the extent not previously distributed;

        (ii) the following amounts shall be deducted in the calculation:

           (A) all costs and expenses of the Trust which, in the opinion of the Trustees, may reasonably be considered to have accrued and become owing in respect of, or which relate to, such Distribution Period or a prior Distribution Period if not accrued in such prior period, including payments under the Administration Agreement;

           (B) all amounts which relate to the redemption of Trust Units and which have been paid or become payable in cash by the Trust in such Distribution Period;

           (C) any other net interest expense incurred by the Trust between distributions; and

           (D) any amount that the Trustees may reasonably consider to be necessary to provide for the payment of any costs that have been or are reasonably expected to be incurred by the Trust, including any tax liabilities of the Trust.

       (iii) the SCAI Shares and SCAI Notes acquired pursuant to Section 4.2 shall not be included in the calculations of Cash Flow of the Trust in respect of any Distribution Period.

    (b) The Distributable Cash Flow for, or in respect of, a Distribution Period shall be the Cash Flow of the Trust for such Distribution Period less any amount which the Trustees may reasonably consider to be necessary to provide for the payment of any costs which have been or will be incurred in the activities and operations of the Trust and to provide for the payments of any income tax liability of the Trust (but excluding such amounts previously deducted in subsection 5.1(a)(ii)).

5.2  COMPUTATION OF INCOME AND NET REALIZED CAPITAL GAINS

    (a) The Income of the Trust for any taxation year of the Trust shall be the net income for the year determined pursuant to the provisions of the Tax Act having regard to the provisions thereof which relate to the calculation of taxable income of a trust, and taking into account such adjustments thereto as are determined by the Trustees in respect of dividends received or deemed to be received from taxable Canadian corporations, amounts paid or payable by the Trust to Trust Unitholders and such

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       other amounts as may be determined in the discretion of the Trustees;
       provided, however, that capital gains and capital losses shall be excluded from the computation of net income.

    (b) The Net Realized Capital Gains of the Trust for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the capital gains of the Trust calculated in accordance with the provisions of the Tax Act in the year exceeds the aggregate of (i) the aggregate of the capital losses of the Trust calculated in accordance with the provisions of the Tax Act in the year, (ii) any capital gains which are realized by the Trust as a result of a redemption of Trust Units pursuant to Article 6, (iii) the amount determined by the Trustees in respect of any net capital losses for prior taxation years which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for the year; and (iv) any amount in respect of which the Trust is entitled to a capital gains refund under the Tax Act, as determined by the Trustees; provided that at the discretion of the Trustees, the Net Realized Capital Gains of the Trust for a year may be calculated without subtracting the full amount of the net capital losses for the year and/or without subtracting the full amount of the net capital losses of the Trust carried forward from previous years.

5.3  DISTRIBUTIONS OF DISTRIBUTABLE CASH FLOW

    The Trustees shall, on or before each Distribution Record Date, declare payable to the Trust Unitholders on such Distribution Record Date, all of the Distributable Cash Flow for the Distribution Period which includes such Distribution Record Date. The proportionate share of each Trust Unit of the amount of such Distributable Cash Flow shall be determined by dividing such amount by the number of issued and outstanding Trust Units on such Distribution Record Date. Each Trust Unitholder's share of such Distributable Cash Flow shall be an amount equal to the proportionate share of each Trust Unit of such Distributable Cash Flow multiplied by the number of Trust Units owned of record by each such Trust Unitholder on such Distribution Record Date. Subject to
Section 5.7, Distributable Cash Flow which has been declared to be payable to Trust Unitholders in respect of a Distribution Period shall be paid in cash on the Distribution Payment Date in respect of such Distribution Period.

5.4  OTHER DISTRIBUTIONS

    (a) In addition to the distributions which are made payable to Trust Unitholders pursuant to Section 5.3, the Trustees may declare to be payable and make distributions, from time to time, out of Income of the Trust, Net Realized Capital Gains, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Trustees may determine to persons who are Trust Unitholders at the record date for such distribution. This would include the distribution that the Trust intends to make on the 10th Business Day following the Date of Exchange to all Trust Unitholders of record on the Date of Exchange, as described in the Enhanced Offer.

    (b) Having regard to the present intention of the Trustees to allocate, distribute and make payable to Trust Unitholders all of the Income of the Trust, Net Realized Capital Gains and any other applicable amounts so that the Trust will not have any liability for tax under Part I of the Tax Act in any taxation year, the following amounts shall, without any further actions on the part of the Trustees, be due and payable to Trust Unitholders of record on the December 31 next following such taxation year-end:

        (i) an amount equal to the amount, if any, by which the Income of the Trust for such year exceeds the aggregate of the portions, if any, of each distribution made by the Trust pursuant to Section 5.3 and Subsection 5.4(a) which have been determined by the Trustees, pursuant to Section 5.5, to have been payable by the Trust out of Income of the Trust for such year; and

        (ii) an amount equal to the amount, if any, by which the Net Realized Capital Gains of the Trust for such year exceeds the aggregate of the portions, if any, of each distribution made by the Trust pursuant to Section 5.3 and Subsection 5.4(a) which have been determined by the Trustees, pursuant to Section 5.5, to have been payable by the Trust out of Net Realized Capital Gains for such year.

    (c) The proportionate share of each Trust Unit of the amount of any distribution made pursuant to either or both of Subsections 5.4(a) and (b) shall be determined by dividing such amount by the number of issued and outstanding Trust Units on the applicable record date in respect of a distribution pursuant

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       to Subsection 5.4(a) and on December 31 in respect of a distribution pursuant to Subsection 5.4(b). Each Trust Unitholder's share of the amount of any such distribution shall be an amount equal to the proportionate share of each Trust Unit of such amount multiplied by the number of Trust Units owned of record by each such Trust Unitholder on such applicable record date or December 31 in the year of such distribution, as the case may be. Subject to Section 5.7, amounts which have been declared to be payable to Trust Unitholders pursuant to either Subsection 5.4(a) or (b) shall be paid in cash on the Distribution Payment Date which immediately follows the applicable record date in respect of a distribution pursuant to Subsection 5.4(a) and in respect of a distribution pursuant to Subsection 5.4(b), such amount shall be payable on December 31 and shall be paid forthwith, and in no event later than January 30 of the following year, subject to Section 5.6;

    (d) In addition to the distributions which are made payable to Trust Unitholders, the Trustees may designate any income or capital gain realized by the Trust as a result of the redemption of Trust Units pursuant to Section 6.5 to the redeeming Trust Unitholders in accordance with that section.

    (e) In all events, any cash, securities, or other property received by the Trust upon the sale, exchange, redemption, cancellation or other disposition of the SCAI Shares or SCAI Notes shall be distributed forthwith.

5.5  CHARACTER OF DISTRIBUTIONS AND DESIGNATIONS

    In accordance with and to the extent permitted by the Tax Act, the Trustees in each year shall make designations in respect of the amounts payable to Trust Unitholders for such amounts that the Trustees consider to be reasonable in all of the circumstances, including, without limitation, designations relating to taxable dividends received or deemed to be received by the Trust in the year on shares of taxable Canadian corporations, net capital gains realized by the Trust in the year and foreign source income of the Trust for the year, as well as elect under subsections 104(13.1) and/or (13.2) of the Tax Act that income be taxed to the Trust, rather than to the Trust Unitholders. Distributions payable to Trust Unitholders pursuant to this Article 5 shall be deemed to be distributions of Income of the Trust, Net Realized Capital Gains, trust capital or other items in such amounts as the Trustees shall, in their absolute discretion, determine. For greater certainty, it is hereby declared that any distribution of Net Realized Capital Gains shall include the non-taxable portion of the capital gains of the Trust which are encompassed in such distribution.

5.6  ENFORCEABILITY OF RIGHT TO RECEIVE DISTRIBUTIONS

    For greater certainty, it is hereby declared that each Trust Unitholder shall have the legal right to enforce payment of any amount payable to such Trust Unitholder as a result of any distribution which is declared or made payable to such Trust Unitholder pursuant to this Article as of the date on which such amounts become payable.

5.7  METHOD OF PAYMENT OF DISTRIBUTIONS

    (a) Where the Trustees determine that the Trust does not have available cash in an amount sufficient to make payment of the full amount of any distribution which has been declared to be payable pursuant to this Article on the due date for such payment or if any cash distribution should be contrary to any subordination agreement, the payment may, at the option of the Trustees, include the pro rata issuance of additional Trust Units, or fractions of Trust Units, if necessary, having a value equal to the difference between the amount of such distribution and the amount of cash which has been determined by the Trustees to be available for the payment of such distribution, subject to all necessary regulatory approvals.

    (b) The value of each Trust Unit which is issued pursuant to Subsection 5.7(a) shall be the market price (as defined in Section 6.3) of the Trust Units on the applicable Distribution Record Date in respect of a distribution pursuant to Section 5.3, on the applicable Distribution Record Date in respect of a distribution under Subsection 5.4(a) or December 31 in respect of a distribution under Subsection 5.4(b), provided that if the particular date is not a Business Day then the market price (as defined in Section 6.3) shall be determined on the last Business Day which precedes such particular date.

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5.8  WITHHOLDING TAXES

    The Trustees may deduct or withhold from distributions payable to any Trust Unitholder all amounts required by law to be withheld from such distributions, whether such distributions are in the form of cash, additional Trust Units or otherwise. In the event of a distribution in the form of additional Trust Units, the Trustees may sell Trust Units of such Trust Unitholder to pay such withholding taxes and to pay all of the Trustees' reasonable expenses with regard thereto and the Trustees shall have the power of attorney of such Trust Unitholder to do so. Any such sale shall be made on any stock exchange on which the Trust Units are then listed and upon such sale, the affected Trust Unitholder shall cease to be the holder of such Trust Units.

5.9  TAX ACT DEFINITIONS

    Unless otherwise specified or the context otherwise requires, any term in this Article which is defined in the Tax Act shall have for the purposes of this Article the meaning that it has in the Tax Act.

                                   ARTICLE 6
                           REDEMPTION OF TRUST UNITS

6.1  RIGHT OF REDEMPTION

    Each Trust Unitholder shall be entitled to require the Trust to redeem at any time or from time to time at the demand of the Trust Unitholder all or any part of the Trust Units registered in the name of the Trust Unitholder at the prices determined and payable in accordance with the conditions hereinafter provided. The Trustees shall be entitled in their discretion to determine and designate whether any payments made in respect of any redemption are on account of income or capital.

6.2  EXERCISE OF REDEMPTION RIGHT

    (a) To exercise a Trust Unitholder's right to require redemption under this
       Article 6, a duly completed and properly executed notice requiring the Trust to redeem Trust Units, in a form approved by the Trustees, shall be sent to the Trust at the head office of the Trust or as the Trustees may otherwise direct. No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the person giving such notice.

    (b) Upon receipt by the Trust of the notice to redeem Trust Units, the Trust Unitholder shall thereafter cease to have any rights with respect to the Trust Units tendered for redemption (other than to receive the redemption payment therefor unless the redemption payment is not made as provided for herein), including the right to receive any distributions thereon which are declared payable to the Trust Unitholders of record on a date which is subsequent to the day of receipt by the Trust of such notice. Trust Units shall be considered to be tendered for redemption on the date that the Trust has, to the satisfaction of the Trustees, received the notice and other required documents or evidence as aforesaid.

6.3  CASH REDEMPTION

    (a) Upon receipt by or on behalf of the Trust of the notice to redeem Trust Units in accordance with Section 6.2, the holder of the Trust Units tendered for redemption shall be entitled to receive a price per Trust Unit (hereinafter called the "Redemption Price") equal to the lesser of:

        (i) 90% of the "market price" of a Trust Unit immediately prior to the date on which the Trust Units were surrendered for redemption (the "Redemption Date"); and

        (ii) 100% of the "closing market price" on the principal exchange or market on which the Trust Units are listed or quoted for trading on the Redemption Date.

       The "market price" of a Trust Unit for the purpose of the foregoing calculations, as at a specified date, will be:

        (i) an amount equal to the weighted average price of a Trust Unit on the principal exchange or market on which the Trust Units are listed or quoted for trading during the period of 10 consecutive trading days ending on the third trading day before such date; or

        (ii) an amount equal to the weighted average of the closing prices of a Trust Unit on the principal exchange or market on which the Trust Units are listed or quoted for trading during the period of 10 consecutive trading days ending on the third trading day before such date, if the applicable exchange or market does not provide information necessary to compute a weighted average trading price.

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       The "closing market price" of a Trust Unit for the purpose of the foregoing calculations, as at any date, will be:

        (i) an amount equal to the weighted average price of a Trust Unit on the principal exchange or market on which the Trust Units are listed or quoted for trading on the specified date and the principal exchange or market provides information necessary to compute a weighted average price of the Trust Units on the specified date;

        (ii) an amount equal to the closing price of a Trust Unit on the principal market or exchange, if there was a trade on the specified date and the principal exchange or market provides only a closing price of the Trust Units on the specified date;

       (iii) an amount equal to the weighted average of the highest and lowest prices of the Trust Units on the principal market or exchange, if there was trading on the specified date and the principal exchange or market provides only the highest and lowest trading prices of the Trust Units on the specified date; or

        (iv) the weighted average of the last bid and last asking prices of the Trust Units on the principal market or exchange, if there was no trading on the specified date.

    (b) Subject to Sections 6.4 and 6.5, the Redemption Price payable in respect of the Trust Units surrendered for redemption during any calendar month shall be satisfied by way of cash payment no later than the last day of the calendar month following the month in which the Trust Units were tendered for redemption. Payments made by the Trust of the Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former Trust Unitholder unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former Trust Unitholder in respect of the Trust Units so redeemed.

6.4  NO CASH REDEMPTION IN CERTAIN CIRCUMSTANCES

    Subsection 6.3(b) shall not be applicable to Trust Units tendered for redemption by a Trust Unitholder, if:

    (a) the total amount payable by the Trust pursuant to Section 6.3 in respect of such Trust Units and all other Trust Units tendered for redemption in the same calendar month exceeds $50,000 (the "Monthly Limit"); provided that the Trustees may, in their sole discretion, waive such limitation in respect of all Trust Units tendered for redemption in any calendar month. Trust Units tendered for redemption in any calendar month in which the total amount payable by the Trust pursuant to Subsection 6.3(b) exceeds the Monthly Limit will be redeemed for cash pursuant to Subsection 6.3(b) and, unless any applicable regulatory approvals are required, will be redeemed by a distribution in specie of securities under Section 6.5 on a pro rata basis;

    (b) at the time the Trust Units are tendered for redemption, the outstanding Trust Units are not listed for trading or quoted on any stock exchange or market which the Trustees consider, in their sole discretion, provides representative fair market value prices for the Trust Units; or

    (c) the normal trading of the outstanding Trust Units is suspended or halted on any stock exchange on which the Trust Units are listed for trading or, if not so listed, on any market on which the Trust Units are quoted for trading, on the date that such Trust Units tendered for redemption were tendered to the Trust for redemption or for more than five trading days during the 10 day trading period ending on the date on which such Trust Units tendered for redemption were tendered to the Trust for redemption.

6.5  IN SPECIE REDEMPTION

    If, pursuant to Section 6.4, Subsection 6.3(b) is not applicable to Trust Units tendered for redemption by a Trust Unitholder, the Redemption Price per Trust Unit specified in Section 6.3 to which the Trust Unitholder would otherwise be entitled shall, subject to receipt of all necessary regulatory approvals (which the Trust shall use reasonable commercial efforts to obtain forthwith), be paid and satisfied by way of a distribution in specie to such Trust Unitholder, of a pro rata number of SCAI Shares and SCAI Notes (in the principal amount of $100), for such Trust Units tendered for redemption, equal to the product of (i) the number of Trust Units tendered for redemption divided by the total number of Trust Units outstanding on the date on which the Trust Units were tendered for redemption multiplied by (ii) the number of SCAI Shares and SCAI Notes (in the principal amount of $100) and the amount of other property held by the Trust on the date the Trust Units were tendered for redemption. The Redemption Price payable pursuant to this Section 6.5 in respect of Trust Units tendered for redemption during any month shall, subject to receipt of all necessary regulatory approvals, be paid by the transfer, to or to the order of, the Trust Unitholder who exercised the right of redemption, on the last day (the "Transfer Date") of the calendar month following the month in which the Trust Units were tendered for redemption, of the number of SCAI Shares and SCAI Notes (in the principal amount of $100) and a pro rata share of other property determined as aforesaid. The Trust shall be entitled to all interest paid on the SCAI Notes and the distributions paid on the SCAI Shares being transferred up to and including the Transfer Date (except to the extent that such amounts constitute a pro rata share of other property payable to the Trust Unitholder under this
Section 6.5). The Trust Unitholder shall be entitled to all interest on the SCAI Notes being transferred that has accrued but not been paid prior to or on the Transfer Date and to all declared but unpaid distributions on the SCAI Shares being transferred. Payments by the Trust of the Redemption Price are conclusively deemed to have been made upon the mailing of the SCAI Shares, SCAI Notes and the cash and other property by registered mail in a postage prepaid envelope addressed to the former Trust Unitholder and/or any party having a security interest. Upon such payment, the Trust shall be discharged from all liability to the former Trust Unitholder and any party having a security interest in respect of the Trust Units so redeemed. No fractional SCAI Shares or SCAI Notes in a principal amount less than $100 will be distributed and where the number of SCAI Shares or SCAI Notes to be received by the former Trust Unitholder includes a fraction or a principal amount less than a multiple of $100, such number shall be rounded to the next lowest number or multiple of $100, as the case may be. Where the Trust makes a distribution in specie of a pro rata number of securities of SCAI or other property on a redemption of Trust Units pursuant to this subsection, the Trustees may, in their sole discretion, designate to the redeeming Trust Unitholders any income or capital gain realized by the Trust as a result of the distribution of such property to the Trust Unitholder. In the event that necessary regulatory approvals are not obtained on or before the end of the month following the month in which the Trust Units are tendered for redemption, the Redemption Price per Unit shall be paid in cash on the Transfer Date.

6.6  CANCELLATION OF ALL REDEEMED TRUST UNITS

    All Trust Units which are redeemed under this Article 6 shall be cancelled and such Trust Units shall no longer be outstanding and shall not be reissued.

                                   ARTICLE 7
                                    TRUSTEES

7.1  NUMBER OF TRUSTEES

    The Trustees shall consist of a minimum of three and no more than seven Trustees, with the number of Trustees from time to time within such range being fixed by resolution of the Trustees; provided that until otherwise so determined by resolution, the number of Trustees shall be four.

7.2  CALLING AND NOTICE OF MEETINGS

    Meetings of the Trustees shall be called and held at such time and at such place as the Trustees, the Chairman of the Trustees or any two Trustees may determine, and any one Trustee or officer of the Trust may give notice of meetings when directed or authorized by such persons. Notice of each meeting of the Trustees shall be given to each Trustee not less than 48 hours before the time when the meeting is to be held, provided that if a quorum of Trustees is present, the Trustees may without notice hold a meeting immediately following an annual meeting of Trust Unitholders. Notice of a meeting of the Trustees may be given verbally, in writing or by telephone, fax or other means of communication. A notice of a meeting of Trustees need not specify the purpose of or the business to be transacted at the meeting. Notwithstanding the foregoing, the Trustees may by resolution from time to time fix a day or days in any month or months for regular meetings of the Trustees at a place and hour to be named, in which case, provided that a copy of such resolution is sent to each Trustee forthwith after being passed and forthwith after each Trustee's appointment, no other notice shall be required for any such regular meeting.

7.3  PLACE OF MEETINGS

    Meetings of the Trustees may be held at any place in Canada. A Trustee who attends a meeting of Trustees, in person or by telephone, is deemed to have consented to the location of the meeting except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

7.4  MEETINGS BY TELEPHONE

    A Trustee may participate in a meeting of the Trustees or of a committee of the Trustees by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A Trustee participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

7.5  QUORUM

    The quorum for the transaction of business at any meeting of the Trustees shall consist of a majority of the number of Trustees then holding office, and, notwithstanding any vacancy among the number of Trustees, a quorum of Trustees may exercise all of the powers of the Trustees; provided that a majority of the Trustees comprising such quorum shall not be Non-residents.

7.6  CHAIRMAN

    The Chairman of the Trustees shall be chosen by the Trustees from amongst themselves. The chairman of any meeting of the Trustees shall be the Trustee present at the meeting who holds the office of Chairman of the Trustees or if such person is not present, the Trustees present shall choose one of their number to be chairman. The Chairman shall not be a Non-resident.

7.7  ACTION BY THE TRUSTEES

    At all meetings of the Trustees every question shall be decided by a majority of the votes cast on the question. In the case of equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote. The powers of the Trustees may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all Trustees who would be entitled to vote on that resolution at a meeting of the Trustees. Resolutions in writing may be signed in counterparts each of which shall be deemed to be an original and all originals together shall be deemed to be one and the same instrument.

7.8  ADJOURNED MEETING

    Any meeting of the Trustees may be adjourned from time to time by the chairman of the meeting with the consent of the Trustees present at the meeting to a fixed time and place. Further notice of the adjourned meeting need not be given. The adjourned meeting shall be duly constituted if a quorum is present and if it is held in accordance with the terms of the adjournment. If there is not a quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated upon its adjournment.

7.9  REMUNERATION AND EXPENSES

    The Trustees shall be paid such reasonable remuneration for their services as the Trustees may from time to time determine. The Trustees shall also be entitled to be reimbursed for reasonable traveling and other expenses properly incurred by them in attending meetings of the Trustees or any committee thereof or in connection with their services as Trustees. Nothing herein contained shall preclude any Trustee from serving the Trust in any other capacity and receiving remuneration therefor.

7.10  OFFICERS

    The Trustees from time to time may appoint one or more officers of the Trust, including without limitation a Chairman of the Trustees, and, without prejudice to rights under any employment contract, may remove any officer of the Trust. The powers and duties of each officer of the Trust shall be those determined from time to time by the Trustees and, in the absence of such determination, shall be those usually applicable to the office held. A majority of the officers of the Trust shall not be Non-residents.

                                   ARTICLE 8
              APPOINTMENT, RESIGNATION AND REMOVAL OF THE TRUSTEES

8.1  QUALIFICATION OF TRUSTEES

    The following persons are disqualified from being a Trustee of the Trust:

    (a) anyone who is less than eighteen years of age;

    (b) anyone who is of unsound mind and has been so found by a Court in Canada or elsewhere;

    (c) a person who is not an individual; and

    (d) a person who has the status of bankrupt.

8.2  APPOINTMENT OF TRUSTEES

    The Trustees set out in the party of the first part of this Declaration of Trust are the Trustees of the Trust and their term of office shall, subject to
Section 8.5, expire (subject to further appointment) at the close of the first annual meeting of Trust Unitholders. Except as otherwise provided herein, Trustees shall be appointed (including the reappointment of incumbent Trustees) at each annual meeting of Trust Unitholders and may be appointed at a special meeting of Trust Unitholders, in each case to hold office, subject to
Section 8.5, for a term expiring at the close of the next annual meeting of Trust Unitholders following such an appointment. Any such appointment shall be made either by a resolution approved by a majority of the votes cast at a meeting of Trust Unitholders or shall be made by resolution in writing in the manner set out in Section 12.10. Notwithstanding the foregoing:

    (a) if no Trustees are appointed at the annual meeting of Trust Unitholders held immediately before the term of office of the existing Trustees expires, such existing Trustees shall continue to hold the office of Trustees under this Declaration of Trust until successors have been appointed or they cease to hold office;

    (b) the Trustees may, between annual meetings of the Trust Unitholders, appoint one or more additional Trustees for a term to expire (subject to further appointment) at the close of the next annual meeting of Trust Unitholders, but the number of additional Trustees so appointed shall not at any time exceed one-third of the number of Trustees who held office immediately at the expiration of the immediately preceding annual meeting of Trust Unitholders; and

    (c) a majority of the Trustees holding office at any time shall not be Non-residents.

8.3  CONSENT TO ACT

    (a) A person who is appointed a Trustee hereunder, other than the Trustees whose consent to act is given by their signature hereto shall not become a Trustee until the person has, either before or after such appointment, executed and delivered to the Trust a consent substantially as follows:

       "To: CANADIAN COAL TRUST (the "Trust")

       And to: THE TRUSTEES THEREOF

       The undersigned hereby consents to act as a Trustee of the Trust and hereby agrees, upon the later of the date of this consent and the date of the undersigned's appointment as a Trustee of the Trust, to thereby become a party, as a Trustee, to the Declaration of Trust dated the 16th day of December, 2002, as amended from time to time, constituting the Trust.

        Dated:  --------------------------------

                --------------------------------
                (Signature)

                --------------------------------
                (Print Name)

    (b) Upon the later of a person being appointed a Trustee hereunder and executing and delivering to the Trust a consent substantially as set forth in Subsection 8.3(a), such person shall become a Trustee hereunder and shall be deemed to be a party (as a Trustee) to this Declaration of Trust, as amended from time to time.

8.4  FAILURE TO ELECT MINIMUM NUMBER OF TRUSTEES

    If a meeting of Trust Unitholders fails to elect the minimum number of Trustees required by this Declaration of Trust by reason of the disqualification or death of any nominee, the Trustees elected at the meeting may, subject to
Section 7.5, exercise all of the powers of the Trustees if the number of Trustees so elected constitutes a quorum.

8.5  CEASING TO HOLD OFFICE

    A Trustee ceases to hold office when:

    (a) he or she dies or resigns;

    (b) he or she is removed in accordance with Section 8.6; or

    (c) he or she ceases to be duly qualified to act as a Trustee as provided under Section 8.1.

    A resignation of a Trustee becomes effective 30 days from the time a written resignation is sent to the Trust, or at the time specified in the resignation, whichever is later, provided that if, upon the resignation becoming effective, the number of remaining Trustees would be less than the number necessary to constitute a quorum for a meeting of Trustees, the resignation is not effective until the resigning Trustee's successor is duly appointed as a Trustee.

    Upon a Trustee ceasing to hold office as such hereunder, such Trustee shall cease to be a party (as a Trustee) to this Declaration of Trust; provided, however, that such Trustee shall continue to be entitled to be paid any amounts owing by the Trust to the Trustee and to the benefits of the indemnity provided in Section 9.9. Upon the resignation or removal of any Trustee, or upon a Trustee otherwise ceasing to be a Trustee, the Trustee shall cease to have the rights, privileges and powers of a Trustee hereunder, shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in that Trustee's name, shall account to the remaining Trustees as they may require for all property which that Trustee holds as Trustee, shall resign from all representative or other positions held by such Trustee on behalf of the Trust, including as a director or officer of any corporation in which the Trust owns any securities (directly or indirectly) and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees may require as provided in this
Section 8.5. In the event that a Trustee or his legal representatives, as applicable, are unable or unwilling to execute and deliver such required documents, each of the remaining Trustees is hereby appointed as the attorney of such Trustee for the purposes of executing and delivering such required documents.

8.6  REMOVAL OF TRUSTEES

    The Trust Unitholders may remove any Trustee or Trustees from office, by resolution approved by a majority of the votes cast at a meeting of Trust Unitholders called for that purpose. A vacancy created by the removal of a Trustee may be filled at the meeting of Trust Unitholders at which the Trustee is removed or, if not so filled, may be filled as set forth in Section 8.7.

8.7  FILLING VACANCIES

    A quorum of Trustees may fill a vacancy among the Trustees, except a vacancy resulting from a failure to elect the number of Trustees fixed by or pursuant to this Declaration of Trust. If there is not a quorum of Trustees, or if there has been a failure to elect the number of Trustees required by or pursuant to this Declaration of Trust, the Trustees then in office shall forthwith call a special meeting of Trust Unitholders to fill the vacancy and, if they fail to call a meeting or if there are no Trustees then in office, the meeting may be called by any Trust Unitholder. A Trustee appointed to fill a vacancy holds office, subject to Section 8.5, until the close of the next annual meeting of the Trust Unitholders. The rights of the Trustees to control and exclusively administer the Trust and to have the title to the Trust Assets drawn up in their names or in the name of any other successor and all other rights of the Trustees at law shall vest automatically in any person who may hereafter become a Trustee upon such person's due appointment and qualification without any further act and such person shall thereupon have all the rights, privileges, powers, authorities, obligations and immunities of a Trustee hereunder whether or not conveyancing documents have been executed and delivered pursuant to Section 8.5 or otherwise.

8.8  VALIDITY OF ACTS

    Any act of a Trustee is valid, notwithstanding any irregularity in the appointment of the Trustees or a defect in the qualifications of the Trustees.

                                   ARTICLE 9
                            CONCERNING THE TRUSTEES

9.1  POWERS OF THE TRUSTEES

    Subject to the terms and conditions of this Declaration of Trust, the Trustees may exercise from time to time in respect of the Trust Assets and the investments and affairs of the Trust any and all rights, powers and privileges that could be exercised by a legal and beneficial owner thereof.

9.2  SPECIFIC POWERS AND AUTHORITIES

    Subject only to the express limitations contained in this Declaration of Trust and in addition to any other powers and authorities conferred by this Declaration of Trust or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Trust Unitholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by the Trustees in such manner and upon such terms and conditions as they may from time to time determine proper including the following powers and authorities:

    (a) to supervise the activities and manage the investments and affairs of the Trust;

    (b) to maintain records and provide reports to Trust Unitholders;

    (c) to collect, sue for and receive all sums of money due to the Trust;

    (d) to effect payment of distributions to the Trust Unitholders as provided in Article 5, but not contrary to any provisions of any Subordination Agreement or the terms of the SCAI Notes or the subordination provisions of the indentures under which the same are issued;

    (e) to invest funds of the Trust as provided in Article 4;

    (f) if the Trustees become aware by written notice that (i) the beneficial owners of 49% of the Trust Units then outstanding are, or may be, Non-residents, or (ii) such situation is imminent, the Trustees shall ensure that the limitations on ownership by Non-residents as provided in
       Section 13.5 are met;

    (g) to possess and exercise all the rights, powers and privileges pertaining to the ownership of SCAI Shares and SCAI Notes subject to the Note Indenture, to the same extent that an individual might, unless otherwise limited herein, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons, which proxies and powers of attorney may be for meetings or actions generally or for any particular meeting or action and may include the exercise of discretionary power;

    (h) where reasonably required, to engage or employ on behalf of the Trust any persons as agents, representatives, employees, independent contractors or administrators (including, without limitation, investment advisors, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

    (i) to vote in favour of the Trust's nominees to serve as directors of SCAI, or to fill any vacancies or remove any director thereof;

    (j) except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more agents, representatives, officers, employees, independent contractors, administrators or other persons without liability to the Trustees, except as provided in this Declaration of Trust;

    (k) to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, disputes, claims, demands or other litigation or proceedings, regulatory or judicial, relating to the Trust, the Trust Assets or the Trust's affairs, to enter into agreements therefor, whether or not any suit or proceeding is commenced or claim asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

    (l) to arrange for insurance contracts and policies insuring the Trust, Trust Assets and/or any or all of the Trustees or the Trust Unitholders, including against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees or Trust Unitholders;

    (m) to cause legal title to any of the Trust Assets to be held by and/or in the name of one or more Trustees, or except as prohibited by law, by and/or in the name of the Trust or any other custodian or person, on such terms, in such manner, with such powers in such person as the Trustees may determine and with or without disclosure that the Trust or the Trustee is interested therein; provided, however, that should legal title to any of the Trust Assets be held by and/or in the name of any person or persons other than a Trustee or the Trust, the Trustees shall require such person or persons to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

    (n) to issue Trust Units for such consideration as the Trustees may deem appropriate in their sole discretion, such issuance to be subject to the terms and conditions of this Declaration of Trust;

    (o) to enter into or perform the obligations of the Trust under the SCAI Acquisition Agreement, the Exchange Rights Agreement and the Conversion Agreement;

    (p) to approve the adoption of a Trust Unitholders rights plan, if the Trustees determine in good faith that such action is appropriate, including to issue rights in connection with such a plan;

    (q) the Trustees shall use their best efforts to ensure that (i) the Trust qualifies at all times as a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act; and (ii) the Trust Units will not be foreign property within the meaning of Part XI of the Tax Act;

    (r) in addition to the mandatory indemnification provided for in
       Section 9.9 to the extent permitted by law to indemnify, or enter into agreements with respect to the indemnification of, any person with whom the Trust has dealings including, without limitation, the Trustees, the Depository, registrar and transfer agent or escrow agent, to such extent as the Trustees shall determine;

    (s) with the approval or confirmation of Trust Unitholders, enact and from time to time amend or repeal by-laws not inconsistent with this Declaration of Trust containing provisions relating to the Trust, the Trust Assets and the conduct of the affairs of the Trust, but not in conflict with any provision of this Declaration of Trust;

    (t) to pay all taxes or assessments, of whatever kind or nature, whether within or outside Canada, imposed upon or against the Trustees in connection with the Trust Assets, undertaking or income of the Trust, or imposed upon or against the Trust Assets, undertaking or income of the Trust, or any part thereof and to settle or compromise disputed tax liabilities and for the foregoing purposes to make such returns, take such deductions, and make such designations, elections and determinations in respect of Income of the Trust or Net Realized Capital Gains distributed to Trust Unitholders in the year and any other matter as shall be permitted under the Tax Act (provided that to the extent necessary, the Trustees will seek the advice of the Trust's counsel or the Auditor), and do all such other acts and things as may be deemed by the Trustees in their sole discretion to be necessary, desirable or convenient; and

    (u) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the purpose and activities of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust.

9.3  SCAI SHARES AND SCAI NOTES HELD BY THE TRUST

    Subject to the provisions hereof, the SCAI Shares and the SCAI Notes held from time to time by the Trustees as part of the Trust Assets may be voted by the Trustees at any and all meetings of shareholders or noteholders of SCAI, as the case may be, at which the holders of such SCAI Shares or SCAI Notes are entitled to vote, provided that the SCAI Shares held by the Trust shall be voted to cause the election of the nominees chosen by a vote of the Trust Unitholders, if any, as directors of SCAI.

9.4  RESTRICTIONS ON TRUSTEES' POWERS

    (a) The Trustees shall have no power to vary the corpus of the Trust, including (i) adding any other investment, obligation or security, or
       (ii) withdrawing any investment, except for the withdrawal permitted under this Declaration of Trust.

    (b) Notwithstanding Section 9.3, the Trustees may not under any circumstances whatsoever vote the SCAI Shares held by the Trust or, where applicable, the SCAI Notes held by the Trust, nor will they permit (to the extent it is within the Trust's power as a shareholder of SCAI) SCAI to vote its common shares and notes of the MetCoal Company, to authorize:

        (i) any sale, lease or other disposition of all or substantially all of the assets of SCAI or the MetCoal Company, except in conjunction with an internal reorganization of SCAI or the MetCoal Company or a permitted charge, pledge or lien;

        (ii) any amalgamation, arrangement or other merger of SCAI or the MetCoal Company with any other entity, except in conjunction with an internal reorganization;

       (iii) any material amendment to the Note Indenture other than in contemplation of a future issuance of SCAI Notes to the Trust that are identical in all material respects to either the SCAI Series A Notes or the SCAI Series B Notes, or in conjunction with an internal reorganization;

        (iv) the winding-up or dissolution of SCAI or the MetCoal Company prior to the end of the term of the Trust, except in conjunction with an internal reorganization; or

        (v) any material amendment to the articles of incorporation of SCAI or the MetCoal Company to change the authorized share capital of those companies in a manner which may be prejudicial to the Trust, without the approval of the Trust Unitholders by Special Resolution at a meeting of Trust Unitholders called for that purpose.

    (c) The Trustees shall have no power to sell or otherwise dispose of any SCAI Shares held by the Trust or SCAI Notes held by the Trust (except pursuant to an in specie redemption under Section 6.5), or to sell all or substantially all of the Trust Assets or cause SCAI to sell all or substantially all of its assets, except with the approval of the Trust Unitholders by Special Resolution at a meeting of Trust Unitholders called for that purpose, or in connection with an internal reorganization of SCAI or the MetCoal Company or a permitted charge, pledge or lien. In no case shall the Trustees have the power to reinvest the proceeds of such a disposition, except as provided in Section 4.3.

    (d) The Trustees shall only vote the SCAI Shares and exercise the rights under the SCAI Notes in the manner provided for herein or permitted under the Note Indenture, as the case may be, on the conditions contained therein.

9.5  BANKING

    The banking activities of the Trust, or any part thereof, including, but without restricting the generality of the foregoing, the operation of the Trust's accounts; the making, signing, drawing, accepting, endorsing, negotiation, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money; the giving of receipts for orders relating to any Trust Assets; the execution of any agreement relating to any Trust Assets; the execution of any agreement relating to any such banking activities and defining the rights and powers of the parties thereto; and the authorizing of any officer of such banker to do any act or thing on the Trust's behalf to facilitate such banking activities, shall be transacted with such bank, trust company, or other firm or corporation carrying on a banking business as the Trustees may designate, appoint or authorize from time to time and shall be transacted on the Trust's behalf by one or more officers of the Trust or subsidiary of the Trust as the Trustees may designate, appoint or authorize from time to time.

9.6  STANDARD OF CARE AND DUTIES

    The Trustees shall act honestly and in good faith with a view to the best interests of the Trust and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Trustees shall not be liable in carrying out their duties under this Declaration of Trust except in cases where the Trustees fail to act honestly and in good faith with a view to the best interests of the Trust Unitholders (or in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, where the Trustees have reasonable grounds for believing that their conduct is lawful) or to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The duties and standard of care of the Trustees provided as aforesaid are intended to be similar to, and not to be any greater than, those imposed on a director of a corporation governed by the BUSINESS CORPORATIONS ACT (Ontario). Unless otherwise required by law, the Trustees shall not be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees shall not be required to devote their entire time to the investments or business or affairs of the Trust.

9.7  FEES AND EXPENSES

    As part of the expenses of the Trust, the Trustees may pay or cause to be paid out of the Trust Assets, reasonable fees, costs and expenses incurred in connection with the administration and management of the Trust, including (without limitation) fees of auditors, accountants, lawyers, appraisers and other agents, consultants and professional advisors employed by or on behalf of the Trust and the cost of reporting or giving notices to Trust Unitholders. All costs, charges and expenses properly incurred by the Trustees on behalf of the Trust shall be payable out of the Trust Assets.

9.8  LIMITATIONS ON LIABILITY OF TRUSTEES

    (a) Subject to the standard of care, diligence and skill set forth in
       Section 9.6, none of the Trustees nor the officers of the Trust shall be liable to any Trust Unitholder for any action taken in good faith in reliance on any documents that are, prima facie, properly executed; for any depreciation of, or loss to, the Trust

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       incurred by reason of the sale of any security; for the loss or disposition of monies or securities; or for any other action or failure to act, including, without limitation, the failure to compel in any way any former trustee to redress any breach of trust or any failure by SCAI to perform obligations or pay monies owed to the Trust, except for a breach of the standard of care, diligence and skill as set out in
       Section 9.6 or a breach of Section 9.4. If the Trustees have retained an appropriate expert or advisor with respect to any matter connected with their duties under this Declaration of Trust, the Trustees may act or refuse to act based on the advice of such expert or advisor and, notwithstanding any provision of this Declaration of Trust, including, without limitation, the standard of care, diligence and skill set out in
       Section 9.6 hereof, the Trustees shall not be liable for any action or refusal to act based on the advice of any such expert or advisor which it is reasonable to conclude is within the expertise of such expert or advisor to give.

    (b) Subject to the standard of care, diligence and skill set forth in
       Section 9.6, none of the Trustees nor any officer, director, employee or agent thereof shall be subject to any liability whatsoever in tort, contract or otherwise, in connection with Trust Assets or the affairs of the Trust, including, without limitation, in respect of any loss or diminution in value of any Trust Assets, to the Trust or to the Trust Unitholders or to any other person for anything done or permitted to be done by the Trustees. The Trustees shall not be subject to any personal liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust arising out of anything done or permitted or omitted to be done in respect of the execution of the duties of the office of Trustees for or in respect to the affairs of the Trust. No property or assets of the Trustees, owned in their personal capacity or otherwise, will be subject to any levy, execution or other enforcement procedure with regard to any obligations under this Declaration of Trust or under any other related agreements. No recourse may be had or taken, directly or indirectly, against the Trustees in their personal capacity or against any incorporator shareholder, director, officer, employee or agent of the Trustees or any successor of the Trustees. The Trust shall be solely liable therefor and resort shall be had solely to the Trust Assets for payment or performance thereof.

9.9  INDEMNIFICATION OF TRUSTEES

    Each Trustee, each former Trustee, each officer of the Trust and each former officer of the Trust shall be entitled to be and shall be indemnified and reimbursed out of the Trust Assets in respect of any and all taxes, penalties or interest in respect of unpaid taxes or other governmental charges imposed upon the Trustee or officer in consequence of its performance of its duties hereunder and in respect of any and all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal or administrative action or proceeding to which the Trustee, former Trustee, officer or former officer is made a party or against whom any such claim, action or proceeding is commenced or proposed by reason of being or having been a Trustee or officer of the Trust or, at the request of the Trust, a director or officer of SCAI or any subsidiary thereof; provided that a Trustee, former Trustee, officer or former officer shall not be indemnified out of the Trust Assets in respect of unpaid taxes or other governmental charges or in respect of such costs, charges and expenses that arise out of or as a result or in the course of his or her failure to act honestly and in good faith with a view to the best interests of the Trust (or in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, where the Trustees have reasonable grounds for believing that their conduct is lawful). A Trustee, former Trustee, officer or former officer shall not be entitled to satisfy any right of indemnity or reimbursement granted herein, or otherwise existing under law, except out of the Trust Assets, and no Trust Unitholder or other Trustee or officer shall be personally liable to any person with respect to any claim for such indemnity or reimbursement as aforesaid.

9.10  CONTRACTUAL OBLIGATIONS OF TRUST

    In respect of any obligations or liabilities being incurred by the Trust or the Trustees on behalf of the Trust, the Trustees and the Trust shall make all reasonable efforts to include as a specific term of such obligations or liabilities a contractual provision to the effect that neither the Trust Unitholders nor the Trustees shall have any personal liability or obligations in respect thereof. The omission of such statement from any such document or instrument shall not render the Trustees or the Trust Unitholders liable to any person, nor shall the Trustees or

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the Trust Unitholders be liable for such omission nor shall it invalidate such document or instrument. If, notwithstanding this provision, the Trustees or any Trust Unitholder shall be held liable to any person by reason of the omission of such statement from any such agreement, undertaking or obligation such Trustee or Trust Unitholder shall be entitled to indemnity and reimbursement out of the Trust Assets to the full extent of such liability.

9.11  CONFLICTS OF INTEREST

    (a) A Trustee or an officer of the Trust who is a party to, or is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Trust shall disclose in writing to the Trust the nature and extent of such interest, and shall not vote on any resolution to approve the contract, unless the contract is one relating primarily to remuneration as a Trustee or officer, one for indemnity or insurance, or one with SCAI and, for greater certainty, a Trustee complying with this Section 9.11, shall not be subject to any liability to the Trust or the Trust Unitholders with respect to such material contract or proposed material contract as aforesaid.

    (b) Subject to Subsection 9.11(a), each Trustee, in his or her personal capacity or any other capacity, may buy, sell, lend upon and deal in securities of the Trust and generally may contract and enter into any financial transactions with the Trust without being liable to account for any profit made thereby.

9.12  CONDITIONS PRECEDENT

    The obligation of the Trustees to commence or continue any act, action, suit or proceeding or to represent the Trust in any action, suit or proceeding shall be conditional upon sufficient funds being available to the Trustees from the Trust Assets to commence or continue such act, action, suit or proceeding or to represent the Trust in any action, suit or proceeding and an indemnity reasonably satisfactory to the Trustees to protect and hold harmless the Trustees against the costs, charges and expenses and liabilities to be incurred therein and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Declaration of Trust shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of their duties or in the exercise of any of their rights or powers unless they are given an indemnity and funding satisfactory to the Trustees, acting reasonably.

9.13  RELIANCE UPON TRUSTEES AND OFFICERS

    Any person dealing with the Trust in respect of any matters pertaining to the Trust Assets and any right, title or interest therein or to the Trust or to securities of the Trust shall be entitled to rely on a certificate, statutory declaration or resolution executed or certified by the Trustees or any officer of the Trust appointed by the Trustees as to the capacity, power and authority of the Trustees or any other person to act for and on behalf and in the name of the Trust. No person dealing with the Trustees or officers of the Trust shall be bound to see the application of any funds or property passing into the hands or control of the Trustees or officers of the Trust. The receipt of the Trustees or officers of the Trust for monies or other consideration shall be binding upon the Trust.

                                   ARTICLE 10
                             COMMITTEES OF TRUSTEES

10.1  DELEGATION

    Except as prohibited by law, the Trustees may appoint from their number one or more committees of Trustees and may delegate to any such committee of Trustees such authority as the Trustees may in their sole discretion deem necessary or desirable to effect the administration of the duties of the Trustees under this Declaration of Trust, without regard to whether such authority is normally granted or delegated by Trustees, provided that a majority of Trustees comprising any such committee shall not be non-residents of Canada, as defined in the Tax Act.

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10.2  PROCEDURE

    Unless otherwise determined by the Trustees, a quorum for meetings of any committee shall be a majority of its members (provided that a majority of the Trustees comprising such quorum shall not be non-residents of Canada, as defined in the Tax Act), each committee shall have the power to appoint its chairman and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the Trustees. Each member of a committee shall serve during the pleasure of the Trustees and, in any event, only so long as he or she shall be a Trustee. The Trustees may fill vacancies in a committee by appointment from among their members. Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

                                   ARTICLE 11
                                   AMENDMENT

11.1  AMENDMENT

    The provisions of this Declaration of Trust, except where specifically provided otherwise, may only be amended by the Trustees with the consent of the Trust Unitholders by Special Resolution; provided that the provisions of this Declaration of Trust may be amended by the Trustees at any time and from time to time without the consent, approval or ratification of the Trust Unitholders or any other person:

    (a) prior to the Date of Exchange; and

    (b) at any time for the purpose of:

        (i) ensuring continuing compliance with applicable laws (including the Tax Act), regulations, requirements or policies of any governmental authority having jurisdiction over the Trustees or the Trust;

        (ii) making amendments deemed necessary or advisable to ensure that the Trust has not been established or maintained primarily for the benefit of Non-residents;

       (iii) making amendments which, in the opinion of counsel to the Trustees, provide additional protection or added benefits for Trust Unitholders;

        (iv) removing any conflicts or inconsistencies in this Declaration of Trust or making minor changes or corrections, including the correction or rectification of any ambiguities, detective provisions, errors, mistakes or omissions, which are, in the opinion of the Trustees, necessary or desirable and not prejudicial to the Trust Unitholders; or

        (v) making amendments which, in the opinion of the Trustees, are necessary or desirable as a result of changes in taxation laws,

but notwithstanding the foregoing, no such amendment shall be adopted which causes the Trust to fail to qualify as a mutual fund trust under the Tax Act and Trust Units to constitute "foreign property" for purposes of the Tax Act, and no such amendment shall modify the right to one vote per Trust Unit or reduce the fractional undivided interest in the Trust Assets represented by any Trust Unit without the consent of the holder of such Trust Unit and no amendment shall reduce the percentage of votes required to be cast at a meeting of the Trust Unitholders for the purpose of this Section 11.1 without the consent of the holders of all of the Trust Units then outstanding.

11.2  NOTIFICATION OF AMENDMENT

    As soon as shall be practicable after the making of any amendment pursuant to this Article 11, the Trustees shall furnish written notification of the substance of such amendment to each Trust Unitholder.

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                                   ARTICLE 12
                         MEETINGS OF TRUST UNITHOLDERS

12.1  ANNUAL AND SPECIAL MEETINGS OF TRUST UNITHOLDERS

    Annual meetings of the Trust Unitholders shall be called, commencing no later than June 30, 2004, on a day on or before June 30 in each year, at a time and at a place in Canada set by the Trustees. The business transacted at such meetings shall include the presentation of the audited financial statements of the Trust for the immediately preceding fiscal year, the appointment of the Trustees for the ensuing year in accordance with Article 8, the appointment of Auditors and the transaction of such other business as Trust Unitholders may be entitled to vote upon as hereinafter provided in this Article 12 or as the Trustees may determine. Special meetings of the Trust Unitholders may be called at any time by the Trustees and shall be called by the Trustees upon a written request of Trust Unitholders holding in the aggregate not less than 5% of the Trust Units then outstanding, such request specifying in reasonable detail the business proposed to be transacted at the meeting. The chairperson of any annual or special meeting shall be the Chairman of the Trustees or any other Trustees specified by resolutions of the Trustees or, in the absence of any Trustee, any person appointed as chairperson of the meeting by the Trust Unitholders present. The Trustees, the officers of the Trust, the Auditors and any other person approved by the Trustees, the chairperson of the meeting or by resolution passed by a majority of the votes cast by Trust Unitholders represented at the meeting may attend meetings of the Trust Unitholders.

12.2  NOTICE OF MEETINGS

    Notice of all meetings of Trust Unitholders shall be given by unregistered mail, postage prepaid, addressed to each Trust Unitholder at his or her last address on the books of the Trust, mailed at least 21 days and not more than 50 days before the meeting. Such notice shall specify the time when, and the place where, such meeting is to be held and shall specify the nature of the business to be transacted at such meeting in sufficient detail to permit a Trust Unitholder to form a reasoned judgment thereon, together with the text of any proposed resolution, at the time of mailing of the notice, proposed to be passed. Any adjourned meeting, other than a meeting adjourned for lack of a quorum under Subsection 12.6(b), may be held as adjourned without further notice. The accidental omission to give notice or the non-receipt of such notice by a Trust Unitholder shall not invalidate any resolution passed at any such meeting. Notwithstanding the foregoing, a meeting of Trust Unitholders may be held at any time without notice if all the Trust Unitholders are present or represented thereat or those not so present or represented have waived notice. Any Trust Unitholder (or a duly appointed proxy of a Trust Unitholder) may waive any notice required to be given under the provisions of this section, and such waiver, whether given before or after the meeting, shall cure any default in the giving of such notice to such Trust Unitholder.

12.3  QUORUM

    At any meeting of the Trust Unitholders, subject as hereinafter provided, a quorum shall consist of two or more individuals present in person either holding personally or representing as proxies not less in aggregate than 10% of the votes attached to all outstanding Trust Units. In the event of such quorum not being present at the appointed place on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting, if called by request of Trust Unitholders, shall be terminated and, if otherwise called, shall stand adjourned to such day being not less than 14 days later and to such place and time as may be appointed by the chairperson of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Trust Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

12.4  VOTING RIGHTS OF TRUST UNITHOLDERS

    Only Trust Unitholders of record shall be entitled to vote and each Trust Unit shall entitle the holder or holders of that Trust Unit to one vote on a poll vote at any meeting of Trust Unitholders. Every question submitted to a meeting, other than a Special Resolution, shall, unless a poll vote is demanded, be decided by a show of hands vote, on which every person present and entitled to vote shall be entitled to one vote. At any

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meeting of Trust Unitholders, any holder of Trust Units entitled to vote thereat may vote by proxy and a proxy need not be a Trust Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been received by the Transfer Agent for verification at least 24 hours prior to the commencement of such meeting. When any Trust Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust
Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote purporting to be executed by or on behalf of a Trust Unitholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

12.5  RESOLUTIONS BINDING THE TRUSTEES

    Trust Unitholders shall be entitled to pass resolutions that will bind the Trustees only with respect to the following matters:

    (a) the election or removal of one or more Trustees of the Trust;

    (b) the election or removal of nominees of the Trust to serve as directors of SCAI (except for filling casual vacancies);

    (c) the appointment or removal of the Auditors of the Trust as provided in
       Article 17;

    (d) the termination of the Trust;

    (e) the approval of amendments of this Declaration of Trust as provided in
       Article 11;

    (f) the exercise of certain voting rights attached to the securities of SCAI held by the Trust and securities of the MetCoal Company held by SCAI;

    (g) the exercise of any and all available remedies in the event of a default under the Note Indenture governing the SCAI Notes upon a request of at least 25% of the Trust Unitholders;

    (h) the appointment of an inspector to investigate the performance by the Trustees in respect of their respective responsibilities and duties in respect of the Trust;

    (i) the sale of all or substantially all of the Trust Assets; and

    (j) the dissolution of the Trust prior to the end of its term.

    Except with respect to the above matters set out in this Section 12.5, no action taken by the Trust Unitholders or any resolution of the Trust Unitholders at any meeting shall in any way bind the Trustees. Any action taken or resolution passed in respect of any matter at a meeting of Trust Unitholders shall be by Special Resolution, unless the contrary is otherwise expressly provided under any specific provision of this Declaration of Trust and except for the matters set out in Subsections 12.5(a), 12.5(b), 12.5(c) and 12.5(h) above which matters may be dealt with by a resolution passed by a majority of the votes cast by Trust Unitholders represented at the meeting.

12.6  MEANING OF "SPECIAL RESOLUTION"

    (a) The expression "Special Resolution" when used in this Declaration of Trust means a resolution proposed to be passed as a special resolution at a meeting of Trust Unitholders (including an adjourned meeting) duly convened for that purpose and held in accordance with the provisions of this Article at which two or more individuals present in person either holding personally or representing as proxies not less in aggregate than 10% of the number of Trust Units then outstanding and passed by the affirmative votes of the holders of more than 66 2/3% of the Trust Units represented at the meeting and voted on a poll upon such resolution.

    (b) Notwithstanding Section 12.3, if at any meeting at which a Special Resolution is proposed to be passed the holders of 10% of the aggregate number of Trust Units outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Trust Unitholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later and to such place and time as may be

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       appointed by the chairperson of the meeting. Not less than 10 days prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 12.2. Such notice shall state that at the adjourned meeting the Trust Unitholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Trust Unitholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 12.6(a) shall be a Special Resolution within the meaning of this Declaration of Trust, notwithstanding that the holders of less than 10% of the aggregate number of Trust Units then outstanding are present in person or by proxy at such adjourned meeting.

    (c) Votes on a Special Resolution shall always be given on a poll and no demand for a poll on a Special Resolution shall be necessary.

12.7  MEANING OF "OUTSTANDING"

    Every Trust Unit issued, certified and delivered hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustees or Transfer Agent for cancellation, provided that:

    (a) when a new certificate has been issued in substitution for a Trust Unit Certificate which has been lost, stolen, mutilated or destroyed, only one of such Trust Unit Certificates shall be counted for the purposes of determining the number of Trust Units outstanding;

    (b) for the purpose of any provision of this Declaration of Trust entitling holders of outstanding Trust Units to vote, sign consents, requisitions or other instruments or take any action under this Declaration of Trust, Trust Units owned directly or indirectly, legally or equitably, by the Trust, SCAI or any affiliate thereof shall be disregarded, except that:

        (i) for the purpose of determining whether the Trustees shall be protected in relying on any such vote, consent, requisition or other instrument or action, only the Trust Units which the Trustees know are so owned shall be so disregarded; and

        (ii) Trust Units so owned which have been pledged in good faith other than to the Trust, SCAI or an affiliate thereof shall not be so disregarded if the pledge shall establish to the satisfaction of the Trustees the pledgee's right to vote such Trust Units in his or her discretion free from the control of the Trust, SCAI or any affiliate thereof; and

    (c) for the purposes of Subsection 12.7(b), the Transfer Agent shall provide a certificate which will state the number of Trust Units and the certificate numbers of certificates, if certificates are issued, held by the Trust, SCAI or any affiliate thereof. The Trustees shall be entitled to rely on such certificate in order to disregard the votes of any of the parties mentioned above.

12.8  RECORD DATE FOR VOTING

    For the purpose of determining the Trust Unitholders who are entitled to receive notice of and to vote or act at any meeting or any adjournment thereof, the Trustees may fix a date not more than 60 days and not less than 21 days prior to the date of any meeting of Trust Unitholders as a record date for the determination of Trust Unitholders entitled to receive notice of and to vote at such meeting or any adjournment thereof, and any Trust Unitholder who was a Trust Unitholder at the time so fixed shall be entitled to receive notice of and to vote at such meeting or any adjournment thereof even though the Trust Unitholder has since that time disposed of his or her Trust Units, and no Trust Unitholder becoming such after that time shall be so entitled to receive notice of and to vote at such meeting or any adjournment thereof. In the event that the Trustees do not fix a record date for any meeting of Trust Unitholders, the record date for such meeting shall be the date upon which notice of the meeting is given as provided under Section 12.2.

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12.9  APPOINTMENT OF INSPECTOR

    The Trustees shall call a meeting of Trust Unitholders upon the written request of Trust Unitholders holding in the aggregate not less than 10% of the Trust Units then outstanding for the purpose of considering the appointment of an inspector to investigate the performance by the Trustees of their responsibilities and duties in respect of the Trust. If the Trustees do not call for a meeting within 21 days after receiving this written request, any Trust Unitholder who signed the request may call such meeting. An inspector may be appointed for such purpose, at the expense of the Trust, at such meeting by a resolution approved by a majority of the votes cast at the meeting. The Inspector shall have such powers not inconsistent herewith as may be conferred upon him at the meeting when he is appointed but in all events shall not have any powers to act in any capacity as the Trustees hereunder or in place or in stead of the Trustees in any manner hereunder.

12.10  RESOLUTIONS IN WRITING

    Notwithstanding any other provision of this Declaration of Trust, a resolution in writing executed by Trust Unitholders holding more than 66 2/3% of the outstanding Trust Units at any time shall be as valid and binding for all purposes of this Declaration of Trust as if such Trust Unitholders had exercised at that time all of the voting rights to which they were then entitled under
Section 12.5 or 12.6 in favour of such resolution at a meeting of Trust Unitholders duly called for the purpose.

                                   ARTICLE 13
             CERTIFICATES, REGISTRATION AND TRANSFER OF TRUST UNITS

13.1  NATURE OF TRUST UNITS

    (a) The provisions of this Article 13 shall not in any way alter the nature of Trust Units or the relationships of a Trust Unitholder to the Trustees and of one Trust Unitholder to another but are intended only to facilitate the issuance of certificates evidencing the ownership of Trust Units if desirable to issue them to Trust Unitholders and the recording of all transactions in respect of Trust Units and Trust Unit Certificates whether by the Trust, securities dealers, stock exchanges, transfer agents, registrars or other persons. The Trust Units shall be issued in the form of the Trust Unit Certificate. At the option of the Trustees, a Global Trust Unit Certificate (a "Global Trust Unit Certificate") may be issued in the name of and deposited by the Transfer Agent with, or on behalf of, CDS or a successor (collectively, the "Depository"), as custodian of such Global Trust Unit Certificate and registered by the Transfer Agent in the name of the Depository or its nominee. No purchaser of Trust Units represented by a Global Trust Unit Certificate will be entitled to a certificate or other instrument from the Trust or the Depository evidencing that purchaser's ownership thereof except in the circumstances where the Depository resigns or is removed from its responsibilities as depository and the Trust is unable or does not wish to locate a qualified successor. Beneficial interests in a Global Trust Unit Certificate will be represented only through the Book-Entry System. Transfers of Trust Units between CDS Participants shall occur in accordance with the Depository's rules and procedures.

    (b) All references herein to actions by, notices given or payments made to Trust Unitholders shall, where such Trust Units are held through the Depository, refer to actions taken by, or notices given or payments made to, the Depository upon instruction from the CDS Participants in accordance with the Depository's rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Trust Unitholders evidencing a specified percentage of the aggregate Trust Units outstanding, such direction or consent may be given by Trust Unitholders acting through the Depository and the CDS Participants owning Trust Units evidencing the requisite percentage of the Trust Units. The rights of a Trust Unitholder whose Trust Units are held through the Depository shall be exercised only through the Depository and the CDS Participants and shall be limited to those established by law and agreements between such Trust Unitholders and the Depository and/or the CDS Participants or upon instruction from the CDS Participants. Each of the Transfer Agent and the Trustees may deal with the Depository for all purposes (including the making of payments) as the authorized representative of the respective Trust Unitholders and such dealing with

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       the Depository shall constitute satisfaction or performance, as applicable, towards their respective obligations hereunder.

    (c) For so long as Trust Units are held through the Depository, if any notice or other communication is required to be given to Trust Unitholders, the Trustees and the Transfer Agent will give all such notices and communications to the Depository.

    (d) If the Depository resigns or is removed from its responsibilities as depository and the Trustees are unable or do not wish to locate a qualified successor, the Depository shall surrender the Global Trust Unit Certificate to the Transfer Agent with instructions from the Depository for registration of Trust Units in the name and in the amounts specified by the Depository and the Trust shall issue and the Trustees and Transfer Agent shall execute and deliver the aggregate number of Trust Units then outstanding in the form of definitive Trust Unit Certificates representing such Trust Units.

13.2  TRUST UNIT CERTIFICATES

    (a) Trust Unit Certificates shall, subject to the provisions hereof, be in such form as is authorized from time to time by the Trustees.

    (b) If issued, Trust Unit Certificates are issuable only in fully registered form.

    (c) The definitive form of the Trust Unit Certificates shall:

        (i) be in the English language;

        (ii) be dated as of the date of issue thereof;

       (iii) contain the CUSIP number for the Trust Units; and

        (iv) contain such distinguishing letters and numbers as the Trustees shall prescribe.

    (d) In the event that the Trust Unit Certificate is translated into the French language and any provision of the Trust Unit Certificates in the French language shall be susceptible of an interpretation different from the equivalent provision in the English language, the interpretation of such provision in the English language shall be determinative.

    (e) Each Trust Unit Certificate shall be signed on behalf of the Trustees and the Transfer Agent of such Trust Units. The signature of the Trustees required to appear on such certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if they had been signed manually. Any Trust Certificate which has one manual signature as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate.

13.3  CONTENTS OF TRUST UNIT CERTIFICATES

    (a) Until otherwise determined by the Trustees, each Trust Unit Certificate shall legibly set forth on the face thereof, inter alia, the following:

        (i) the name of the Trust and the words "A trust created under the laws of the Province of Ontario by a Declaration of Trust dated the 16th day of December, 2002" or words of like effect;

        (ii) the name of the person to whom the Trust Unit Certificate is issued as Trust Unitholder;

       (iii) the number of Trust Units represented thereby and whether or not the Trust Units represented thereby are fully paid;

        (iv) that the Trust Units represented thereby are transferable;

        (v) the words "The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of the Declaration of Trust, which Declaration of Trust is binding upon all holders of Trust Units and, by acceptance of this certificate, the holder assents to the terms and conditions

                                       29
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            of the Declaration of Trust. A copy of the Declaration of Trust pursuant to which this certificate and the Trust Units represented thereby are issued may be obtained by a Trust Unitholder on demand and without fee from the head office of the Trust" or words of like effect; and

        (vi) the words "For information as to personal liability of a Trust Unitholder, see the reverse side of this certificate" or words of like effect.

    (b) Until otherwise determined by the Trustees, each such certificate shall legibly set forth on the face or the reverse side thereof, inter alia, the following:

        (i) "The Declaration of Trust provides that no Trust Unitholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the assets of the Trust or the obligations or the affairs of the Trust and all such persons shall look solely to the assets of the Trust for satisfaction of claims of any nature arising out of or in connection therewith and the assets of the Trust only shall be subject to levy or execution", or words of like effect; and

        (ii) appropriate forms of notice of exercise of the right of redemption and of powers of attorney for transferring Trust Units.

    The Trust Unit Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustees may determine.

13.4  REGISTER OF TRUST UNITHOLDERS

    A register may be kept at the principal stock transfer office in Toronto, Ontario, of the Transfer Agent, which register, if maintained, shall contain the names and addresses of the Trust Unitholders, the respective numbers of Trust Units held by them, the certificate numbers of certificates representing such Trust Units and a record of all transfers and redemptions thereof. Branch transfer registers shall be maintained at such other offices of the Transfer Agent as the Trustees may from time to time designate. Only Trust Unitholders whose certificates are so recorded shall be entitled to receive distributions or to exercise or enjoy the rights of Trust Unitholders hereunder. The Trustees shall have the right to treat the person registered as a Trust Unitholder on the register of the Trust as the owner of such Trust Units for all purposes, including, without limitation, payment of any distribution, giving notice to Trust Unitholders and determining the right to attend and vote at meetings of Trust Unitholders.

13.5  LIMITATION OF OWNERSHIP BY NON-RESIDENTS

    (a) At no time may Non-residents be the beneficial owners of more than 50% of the outstanding Trust Units.

    (b) The Trustees may require declarations as to the jurisdictions in which beneficial owners of Trust Units are resident. If the Trustees become aware that the limitation on ownership set forth in Section 13.5(a) is, or may be, contravened or that such a situation is imminent, the Trustees shall direct the Transfer Agent or registrar to make a public announcement thereof and the Transfer Agent and registrar shall not accept a subscription for Trust Units from, or issue or register a transfer of Trust Units to, a person unless the person provides a declaration in form and content satisfactory to the Trustees that the person is not a Non-resident. If, notwithstanding the foregoing, the Trustees determine that a majority of the Trust Units are held or beneficially owned by Non-residents, the Trustees may send a notice to those Non-residents holding Trust Units chosen in inverse order to the order of acquisition or registration or in such other manner as the Trustees may consider equitable and practicable, requiring them to sell their Trust Units or a portion thereof within a specified period of not less than 60 days. If the Trust Unitholders receiving such notice have not sold the specified number of Trust Units or provided the Trustees with satisfactory evidence within such period that they are not Non-residents, the Trustees may on behalf of such Trust Unitholders sell such Trust Units and, in the interim, shall suspend the voting and distribution rights attached to such Trust Units. Upon such sale, the affected holders shall cease to be holders of Trust Units and their rights shall be limited to receiving the net proceeds of sale upon surrender of the certificates representing such Trust Units.

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    (c) Subject to Section 9.6, unless and until the Trustees shall have been required to do so under the terms hereof, the Trustees shall not be bound to do or take any proceeding or action with respect to this Section 13.5 by virtue of the powers conferred on it hereby. The Trustees shall not be deemed to have notice of any violation of this Section 13.5 unless and until they have been given written notice of such violation and shall act only as required by this declaration once an indemnity is provided. The Trustees shall not be required to actively monitor the foreign holdings of the Trust. It is acknowledged that the Trustees cannot monitor Non-residents' beneficial ownership of the Trust Units if the Trust Units are registered in the name of CDS. The Trustees shall not be liable for any violation of the non-resident ownership restrictions which may occur during the term of the Trust.

13.6  TRANSFER OF TRUST UNITS

    (a) Subject to the provisions of this Article 13, the Trust Units shall be fully transferable without charge as between persons, but no transfer of Trust Units shall be effective as against the Trustees or shall be in any way binding upon the Trustees until the transfer has been recorded on the register or one of the branch transfer registers maintained by the Trustees, the Trust or the Transfer Agent. No transfer of a Trust Unit shall be recognized unless such transfer is of a whole Trust Unit.

    (b) Subject to the provisions of this Article 13, Trust Units shall be transferable on the register or one of the branch transfer registers only by the Trust Unitholders of record thereof or their executors, administrators or other legal representatives or by their agents or attorneys duly authorized in writing, and only upon delivery to the Trust or to the Transfer Agent of the certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer or power of attorney and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustees or the Transfer Agent. Upon such delivery the transfer shall be recorded on the register or branch transfer registers and a new certificate for the Trust Units shall be issued to the transferee and a new certificate for the balance of Trust Units not transferred shall be issued to the transferor.

    (c) Any person becoming entitled to any Trust Units as a consequence of the death, bankruptcy or mental incompetence of any Trust Unitholder, or otherwise by operation of law, shall be recorded as the holder of such Trust Units and shall receive a new certificate therefor only upon production of evidence satisfactory to the Trustees or the Transfer Agent and delivery of the existing certificate to the Trustees or the Transfer Agent, but until such record is made the Trust Unitholder of record shall continue to be and be deemed to be the holder of such Trust Units for all purposes whether or not the Trustees or the Transfer Agent shall have actual or other notice of such death or other event.

    (d) Trust Unit Certificates representing any number of Trust Units may be exchanged without charge for Trust Unit Certificates representing an equivalent number of Trust Units in the aggregate. Any exchange of Trust Unit Certificates may be made at the offices of the Trust or the Transfer Agent where registers are maintained for Trust Unit Certificates pursuant to the provisions of this Article 13. Any Trust Unit Certificates tendered for exchange shall be surrendered to the Trustees or appropriate Transfer Agent and then shall be cancelled.

13.7  TRUST UNITS HELD JOINTLY OR IN A FIDUCIARY CAPACITY

    Except as herein provided, the Trustees may treat two or more persons holding any Trust Units as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust, but no entry shall be made in the register or on any certificate that any person is in any other manner entitled to any future, limited or contingent interest in any Trust Units; provided, however, that any person recorded as a Trust Unitholder may, subject to the provisions hereinafter contained, be described in the register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

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13.8  PERFORMANCE OF TRUST

    The Trustees, Transfer Agent or any other agent of the Trust shall not be bound to be responsible for or otherwise inquire into or ensure the performance of any trust, express, implied or constructive, or of any pledge or equity to which any of the Trust Units or any interest therein are or may be subject, or to ascertain or enquire whether any transfer of any such Trust Units or interests therein by any such Trust Unitholder or by his or her personal representatives is authorized by such trust, pledge, or equity, or to recognize any person as having any interest therein except for the person recorded as Trust Unitholder.

13.9  LOST CERTIFICATES

    In the event that any certificate for Trust Units is lost, stolen, destroyed or mutilated, the Trustees may authorize the issuance of a new certificate for the same number of Trust Units in lieu thereof. The Trustees may in their sole discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustees may deem necessary, to surrender any mutilated certificate and shall require the applicant to supply to the Trust a "lost certificate bond" or a similar bond in such reasonable sum as the Trustees or the Transfer Agent may direct indemnifying the Trust for so doing.

13.10  DEATH OF A TRUST UNITHOLDER

    The death of a Trust Unitholder during the continuance of the Trust shall not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Declaration of Trust nor give such Trust Unitholder's personal representatives a right to an accounting or take any action in court or otherwise against other Trust Unitholders or the Trustees or the Trust Assets, but shall merely entitle the personal representatives of the deceased Trust Unitholder to demand and receive, pursuant to the provisions hereof, a new certificate for Trust Units in place of the certificate held by the deceased Trust Unitholder, if any, and upon the acceptance thereof such personal representatives shall succeed to all rights of the deceased Trust Unitholder under this Declaration of Trust.

13.11  UNCLAIMED DISTRIBUTION

    In the event that the Trustees shall hold any distributable amount which is unclaimed or which cannot be paid for any reason, the Trustees shall be under no obligation to invest or reinvest the same but shall only be obliged to hold the same in a current interest bearing account pending payment to the person or persons entitled thereto. The Trustees may not invest any such distributable amount except as described in Section 4.3. The Trustees shall, as and when required by law, and may at any time prior to such required time, pay all or part of such distributable amount so held to the Public Guardian and Trustee (or other appropriate government official or agency) whose receipt shall be a good discharge and release of the Trustees.

13.12  OFFER FOR TRUST UNITS

    (a) In this Section 13.12:

        (i) "Affiliate" and "Associate" shall have the respective meanings given to such terms (without initial capital letters) in the SECURITIES ACT (Ontario), as constituted on the date hereof;

        (ii) "Dissenting Unitholder" means a Trust Unitholder who does not accept an Offer referred to in Subsection 13.12(c) and includes any assignee of the Trust Unit of a Trust Unitholder to whom such an Offer is made, whether or not such assignee is recognized under this Declaration of Trust;

       (iii) "Offer" means an offer to acquire outstanding Trust Units where, as of the date of the offer to acquire, the Trust Units that are subject to the offer to acquire, together with the Offeror's Trust Units, constitute in the aggregate 20% or more of all outstanding Trust Units;

        (iv) "offer to acquire" includes an acceptance of an offer to sell;

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        (v) "Offeror" means a person, or two or more persons acting jointly or in concert, who make an Offer;

        (vi) "Offeror's Notice" means the notice described in Subsection 13.12(c); and

       (vii) "Offeror's Trust Units" means Trust Units beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

    (b) If an Offer for all of the outstanding Trust Units (other than Trust Units held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and, by such Offer, the Offeror agrees to be bound by the provisions of this Section 13.12, and:

        (i) within the time provided in the Offer for its acceptance or within 45 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Trust Unitholders representing at least 90% of the outstanding Trust Units;

        (ii) the Offeror is bound to take up and pay for, or has taken up and paid for the Trust Units of the Trust Unitholders who accepted the Offer; and

       (iii) the Offeror complies with Subsections 13.12(c), 13.12(e) and 13.12(i),

       the Offeror is entitled to acquire, and the Dissenting Unitholders are required to sell to the Offeror, the Trust Units held by the Dissenting Unitholders for the same consideration per Trust Unit payable or paid, as the case may be, under the Offer.

    (c) Where an Offeror is entitled to acquire Trust Units held by a Dissenting Unitholder pursuant to Subsection 13.12(b), and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the "Offeror's Notice") to each Dissenting Unitholder stating that:

        (i) Trust Unitholders holding at least 90% of the Trust Units of all Trust Unitholders (other than Trust Units held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror), have accepted the Offer;

        (ii) the Offeror is bound to take up and pay for, or has taken up and paid for, the Trust Units of the Trust Unitholders who accepted the Offer;

       (iii) Dissenting Unitholders must transfer their respective Trust Units to the Offeror on the terms on which the Offeror acquired the Trust Units of the Trust Unitholders who accepted the Offer within 21 days after the date of the sending of the Offeror's Notice; and

        (iv) Dissenting Unitholders must send their respective Trust Unit Certificate(s) to the Trustees within 21 days after the date of the sending of the Offeror's Notice.

    (d) A Dissenting Unitholder to whom an Offeror's Notice is sent pursuant to Subsection 13.12(c), shall, within 21 days after the sending of the Offeror's Notice, send his or her Trust Unit Certificate(s) to the Trust, duly endorsed for transfer, if a Trust Unit Certificate has been provided.

    (e) Within 21 days after the Offeror sends an Offeror's Notice pursuant to Subsection 13.12(c) the Offeror shall pay or transfer to the Trustees, or to such other person as the Trustees may direct, the cash or other consideration that is payable to Dissenting Unitholders pursuant to Subsection 13.12(b).

    (f) The Trustees, or the person directed by the Trustees, shall hold in trust for the Dissenting Unitholders the cash or other consideration it receives under Subsection 13.12(e), but such cash or other consideration shall not form any part of the Trust Assets. The Trustees, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, and shall place other consideration in the custody of a Canadian chartered bank or similar institution for safekeeping.

                                       33
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    (g) Within 30 days after the date of the sending of an Offeror's Notice pursuant to Subsection 13.12(c), the Trustees, if the Offeror has complied with subsection 13.12(e), shall:

        (i) do all acts and things and execute and cause to be executed all instruments as in the Trustees' opinion may be necessary or desirable to cause the transfer of the Trust Units of the Dissenting Unitholders to the Offeror;

        (ii) send to each Dissenting Unitholder who has complied with Subsection 13.12(d) the consideration to which such Dissenting Unitholder is entitled under this Section 13.12; and

       (iii) send to each Dissenting Unitholder who has not complied with Subsection 13.12(d) a notice stating that:

           (A) his or her Trust Units have been transferred to the Offeror;

           (B) the Trustees or some other person designated in such notice are holding in trust the consideration for such Trust Units; and

           (C) the Trustees, or such other person, will send the consideration to such Dissenting Unitholder as soon as practicable after receiving such Dissenting Unitholders Certificate(s) or such other documents as the Trustees or such other person may require in lieu thereof, and the Trustees are hereby appointed the agent and attorney of the Dissenting Unitholders for the purposes of giving effect to the foregoing provisions.

    (h) Subject to applicable law, an Offeror cannot make an Offer for Trust Units unless, concurrent with the communication of the Offer to any Trust Unitholder, a copy of the Offer is provided to the Trust.

    (i) Where an Offeror is entitled to acquire Trust Units held by a Dissenting Unitholder pursuant to Subsection 13.12(b), and the Offeror wishes to exercise such right, the Offeror shall also deliver an offer (the "Exchange Offer") to the Trustees, within 30 days after the date of termination of the Offer, addressed to each holder of SCAI Shares and SCAI Notes who is party to the Conversion Agreement to acquire all Trust Units issued to such holder by the Trust following the exchange of the holder's SCAI Shares and SCAI Notes for Trust Units pursuant to the Conversion Agreement, which exchange by the holders of SCAI Shares and SCAI Notes and acquisition by the Offeror shall, if accepted by such holders, occur within 30 days of delivery of the Exchange Offer to the Trustees. The Exchange Offer shall be made on the same terms as the Offeror acquired the Trust Units of the Trust Unitholders who accepted the Offer. The Trustees shall deliver the Exchange Offer to each holder of SCAI Shares and SCAI Notes who is a party to the Conversion Agreement forthwith upon receipt, if any such holders exist.

                                   ARTICLE 14
                                  TERMINATION

14.1  TERM OF TRUST

    Subject to the other provisions of this Declaration of Trust, the Trust shall continue for a term ending 21 years after the date of death of the last surviving issue of Her Majesty, Queen Elizabeth II, alive on December 16, 2002. For the purpose of terminating the Trust by such date, the Trustees shall commence to wind-up the affairs of the Trust on such date as may be determined by the Trustees, being not more than two years prior to the end of the term of the Trust.

14.2  TERMINATION WITH THE APPROVAL OF TRUST UNITHOLDERS

    The Trust Unitholders may vote by Special Resolution to terminate the Trust at any meeting of Trust Unitholders duly called by the Trustees for the purpose of considering termination of the Trust, following which the Trustees shall commence to wind up the affairs of the Trust. Such Special Resolution may contain such directions to the Trustees as the Trust Unitholders determine, including a direction to distribute the SCAI Shares and the SCAI Notes, IN SPECIE.

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14.3  PROCEDURE UPON TERMINATION

    Forthwith upon being required to commence to wind up the affairs of the Trust, the Trustees shall give notice thereof to the Trust Unitholders, which notice shall designate the time or times at which Trust Unitholders may surrender their Trust Units for cancellation and the date at which the registers of Trust Units of the Trust shall be closed.

14.4  POWERS OF THE TRUSTEES UPON TERMINATION

    After the date on which the Trustees are required to commence to wind up the affairs of the Trust, the Trustees shall undertake no activities except for the purpose of winding-up the affairs of the Trust as hereinafter provided and, for this purpose, the Trustees shall continue to be vested with and may exercise all or any of the powers conferred upon the Trustees under this Declaration of Trust.

14.5  SALE OF INVESTMENTS

    After the date referred to in Section 14.3, the Trustees shall proceed to wind up the affairs of the Trust as soon as may be reasonably practicable and for such purpose shall, subject to any direction to the contrary in respect of a termination authorized under Section 14.2, sell and convert into money the SCAI Shares, the SCAI Notes and all other assets comprising the Trust Assets in one transaction or in a series of transactions at public or private sales and do all other acts appropriate to liquidate the Trust Assets, and shall in all respects act in accordance with the directions, if any, of the Trust Unitholders (in respect of a termination authorized under Section 14.2). If the Trustees are unable to sell all or any of the SCAI Shares or the SCAI Notes or other assets which comprise part of the Trust by the date set for termination, the Trustees may, subject to obtaining all necessary regulatory approvals, distribute the remaining SCAI Shares, SCAI Notes or other assets directly to the Trust Unitholders in accordance with their PRO RATA interests.

14.6  DISTRIBUTION OF PROCEEDS OR ASSETS

    After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust and providing for indemnity against any other outstanding liabilities and obligations, the Trustees shall, subject to obtaining all necessary regulatory approvals, distribute the remaining part of the proceeds of the sale of the SCAI Shares, the SCAI Notes and other assets together with any cash forming part of the Trust Assets among the Trust Unitholders in accordance with their PRO RATA interests.

14.7  FURTHER NOTICE TO TRUST UNITHOLDERS

    In the event that less than all of the Trust Unitholders have surrendered their Trust Units for cancellation within six months after the time specified in the notice referred to in Section 14.3, the Trustees shall give further notice to the remaining Trust Unitholders to surrender their Trust Units for cancellation and if, within one year after the further notice, all the Trust Units shall not have been surrendered for cancellation, such remaining Trust Units shall be deemed to be cancelled without prejudice to the rights of the holders of such Trust Units to receive their PRO RATA share of the remaining Trust Assets, and the Trustees may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Trust Unitholders (deducting all expenses thereby incurred from the amounts to which such Trust Unitholders are entitled as aforesaid) or, in the discretion of the Trustees may pay such amounts into court.

14.8  RESPONSIBILITY OF THE TRUSTEES AFTER SALE AND CONVERSION

    The Trustees shall not (except as provided in the following sentence) invest the proceeds of any sale of investments or other assets or cash forming part of the Trust Assets after the date referred to in Section 14.3 and, after such sale, the sole obligation of the Trustees under this Declaration of Trust shall be to hold such proceeds or assets in trust for distribution under
Section 14.6. The Trustees may, but shall be under no obligation to, invest such proceeds and other Trust Assets only in investments described in Section 4.3.

                                       35
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                                   ARTICLE 15
                            SUPPLEMENTAL INDENTURES

15.1  PROVISION FOR SUPPLEMENTAL INDENTURES FOR CERTAIN PURPOSES

    The Trustees may, without approval of the Trust Unitholders and subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver indentures or instruments supplemental hereto or restatements of such indentures or instruments which thereafter shall form part of this Declaration of Trust, for any one or more or all of the following purposes:

    (a) modifying or amending any provisions of this Declaration of Trust in the circumstances set forth in Section 11.1 where the Trustees may do so without the consent, approval or ratification of the Trust Unitholders or any other person; and

    (b) modifying or amending any provisions of this Declaration of Trust where the modification or amendment has been approved by Special Resolution or, if required, with the consent of the holders of all of the Trust Units.

provided that an indenture or instrument supplemental to this Declaration of Trust shall, when executed, be binding on all parties, including without limitation, all Trust Unitholders.

                                   ARTICLE 16
                                    GENERAL

16.1  NOTICES

    (a) Any notice or other document required to be given or sent to Trust Unitholders under this Declaration of Trust shall be given or sent through ordinary post addressed to each registered holder at his or her last address appearing on the register; provided that if there is a general discontinuance of postal service due to strike, lockout or otherwise, such notice may be given by publication twice in the Report on Business section of the National Edition of The Globe and Mail or similar section of any other newspaper having national circulation in Canada; provided further that if there is no newspaper having national circulation, then by publishing twice in the business section of a newspaper in each city where the register or a branch register is maintained. Any notice so given shall be deemed to have been given on the day following that on which the letter or circular was posted or, in the case of notice being given by publication, after publishing such notice twice in the designated newspaper or newspapers. In proving notice was posted, it shall be sufficient to prove that such letter or circular was properly addressed, stamped and posted.

    (b) Any written notice or written communication given to the Trustees shall be addressed to the Trustees at the head office of the Trust, with a copy to Torys LLP, Attention: Geoffrey Creighton (Facsimile -- 416-865-7380), and shall be deemed to have been given on the date of delivery or, if mailed, five days from the date of mailing. If any such notice or communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notice or communication shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted any notice or other communication shall be given by personal delivery or by cable, telegram, telex or other means of prepaid, transmitted or recorded communication.

16.2  FAILURE TO GIVE NOTICE

    The failure by the Trustees, by accident or omission or otherwise unintentionally, to give any Trust Unitholder any notice provided for herein shall not affect the validity, effect or taking effect of any action referred to in such notice, and the Trustees shall not be liable to any Trust Unitholder for any such failure.

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16.3  JOINT HOLDERS

    Service of a notice or document on any one of several joint holders of Trust Units shall be deemed effective service on the other joint holders.

16.4  SERVICE OF NOTICE

    Any notice or document sent by post to or left at the address of a Trust Unitholder pursuant to this Article shall, notwithstanding the death or bankruptcy of such Trust Unitholder, and whether or not the Trustees have notice of such death or bankruptcy, be deemed to have been fully served and such service shall be deemed sufficient service on all persons having an interest in the Trust Units concerned.

16.5  INFORMATION AVAILABLE TO TRUST UNITHOLDERS

    Each Trust Unitholder shall have the right to obtain, on demand and without fee, from the head office of the Trust a copy of this Declaration of Trust and any amendments thereto relating to Trust Units held by that Trust Unitholder and shall be entitled to inspect and, on payment of a reasonable fee therefor and after delivering to the Trustees a statutory declaration stating the name and address of the person requiring the Trustees to furnish the list of Trust Unitholders and, if the person is a body corporate, the address for service thereof, and that the list will not be used except in connection with (a) an effort to influence the voting of the holders of Trust Units, (b) an offer to acquire Trust Units, or (c) any other matter relating to the Trust Units or the affairs of the Trust, obtain a list of the Trust Unitholders for the aforesaid purposes.

16.6  FISCAL YEAR

    The fiscal year of the Trust shall end on December 15 of each year.

16.7  FINANCIAL DISCLOSURE

    The Trust will send to Trust Unitholders:

    (a) at least 21 days prior to the date of each annual meeting of Trust Unitholders, the annual financial statements of the Trust for the fiscal year ended immediately prior to such annual meeting, together with comparative financial statements for the preceding fiscal year, if any, and the report of the Auditors thereon referred to in Section 17.4; and

    (b) within 60 days after the end of each fiscal quarter of the Trust (other than the fourth quarter of each year), unaudited quarterly financial statements of the Trust for such fiscal quarter, together with comparative financial statements for the same fiscal quarter in the preceding fiscal year, if any.

Such financial statements shall be prepared in accordance with generally accepted accounting principles in Canada as recommended from time to time in the Handbook of the Canadian Institute of Chartered Accountants; provided that such statements and the obligations to deliver such statements may vary from such principles to the extent required to comply with applicable securities laws or securities regulatory requirements or to the extent permitted by applicable securities regulatory authorities.

16.8  TRUST UNITHOLDER MEETING INFORMATION

    Prior to each meeting of Trust Unitholders, the Trustees will provide to each Trust Unitholder, together with the notice of the meeting:

    (a) a form of proxy which can be used by a Trust Unitholder to appoint a proxy, who need not be a Trust Unitholder, to attend and act at the meeting on behalf of the Trust Unitholder, in the manner and to the extent authorized by the proxy; and

    (b) all information required by applicable law.

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
16.9  TAXATION INFORMATION

    On or before March 15 in each year, the Trust will provide to Trust Unitholders who received distributions from the Trust in the prior calendar year, such information regarding the Trust required by either Canadian or U.S. law to be submitted to Trust Unitholders for income tax purposes to enable Trust Unitholders to complete their tax returns in respect of the prior calendar year.

16.10  INCOME TAX: ELECTION

    In respect of the first taxation year of the Trust, the Trust shall elect pursuant to Subsection 132(6.1) of the Tax Act that the Trust be deemed to be a mutual fund trust for the entire year.

16.11  POWER OF ATTORNEY

    The Trustees are authorized to grant a power of attorney to another entity, constituting that entity, with full power of substitution, as their true and lawful attorney to act on behalf of the Trust with full power and authority in their name, place and stead, and to execute, under seal or otherwise, swear to, acknowledge, deliver, make or file or record when, as and where required, any instrument, deed, agreement or document in connection with carrying out the activities of the Trust in connection with the Offering including, without limitation, to execute on the Trust's behalf, the Preliminary Prospectus, the Prospectus and the Underwriting Agreement. Notwithstanding the foregoing, the entity appointed as attorney must be an entity controlled by the Trust, and the power of attorney will terminate when the Trustees cease to control the entity or if the Trustees revoke it.

16.12  INCOME TAX: OBLIGATION OF THE TRUSTEES

    The Trustees shall satisfy, perform and discharge all obligations and responsibilities of the Trustees under the Tax Act or any similar provincial legislation, and neither the Trust nor the Trustees shall be accountable or liable to any Trust Unitholders by reason of any act or acts of the Trustees consistent with, or which the Trustees believe in good faith to be consistent with, any such obligations or responsibilities.

16.13  INCOME TAX: DEDUCTIONS

    The Trustees shall determine the tax deductions, allowances and credits to be claimed by the Trust in any year, and the Trustees shall claim such deductions, allowances and credits for the purposes of computing the income of the Trust and the amount of tax payable, if any, by the Trust pursuant to the provisions of the Tax Act.

16.14  BINDING EFFECT OF RESOLUTIONS

    Every resolution passed in accordance with the provisions of this Declaration of Trust at a meeting of Trust Unitholders shall be binding upon all the Trust Unitholders, whether present at or absent from such meeting, and each and every Trust Unitholder shall be bound to give effect accordingly to every such resolution.

16.15  NO BREACH

    Notwithstanding any other provision of this Declaration of Trust, Trust Unitholders shall have no power to effect any amendment hereto which would require the Trustees to take any action or conduct the affairs of the Trust in a manner which would constitute a breach or default by the Trust or the Trustees under any agreement binding on or obligation of the Trust or the Trustees.

                                   ARTICLE 17
                                    AUDITORS

17.1  QUALIFICATION OF AUDITORS

    The Auditors shall be an independent recognized firm of chartered accountants which has an office in Canada.

                                       38
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17.2  APPOINTMENT OF AUDITORS

    Deloitte & Touche LLP are appointed as the auditors of the Trust, to hold such office until the first annual meeting of the Trust Unitholders or until their resignation or removal in accordance with Section 17.3. The Auditors will be selected at each succeeding annual meeting of Trust Unitholders. The Auditors will receive such remuneration as may be approved by the Trustees.

17.3  CHANGE OF AUDITORS

    The Auditors may at any time be removed by the Trustees with the approval of a majority of the votes cast by Trust Unitholders at a meeting of Trust Unitholders duly called for the purpose and, upon the resignation or the removal of the Auditors as aforesaid, new auditors may be appointed by a majority of votes cast by Trust Unitholders at a meeting duly called for the purpose or, in the absence of such meeting, by the Trustees.

17.4  REPORT OF AUDITORS

    The Auditors shall audit the accounts of the Trust at least once in each year and a report of the Auditors with respect to the annual financial statements of the Trust shall be provided to each Trust Unitholder with the annual financial statements referred to in Section 16.7.

                                   ARTICLE 18
                                 MISCELLANEOUS

18.1  COUNTERPARTS

    This Declaration of Trust may be simultaneously executed in several counterparts, each of which when executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterparts.

18.2  SEVERABILITY

    If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

18.3  SUCCESSORS AND ASSIGNS

    The provisions of this Declaration of Trust shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

18.4  REFERENCES TO AGREEMENTS

    Any reference herein to any agreement, contract, indenture or obligation shall refer to such agreement, contract, indenture or obligation as the same may be amended from time to time.

18.5  LANGUAGE

    Les parties aux presentes ont exiges que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en la langue anglaise. The parties hereto have required that this Declaration of Trust and all documents and notices resulting here from be drawn up in English.

    IN WITNESS WHEREOF each of the parties has caused these presents to be executed the 16th day of December, 2002.

TRUSTEES

(Signed) DIANA HOOPER                                          (Signed) DENNIS G. MASCHMEYER
---------------------------------------------                  ---------------------------------------------
Witness                                                        Dennis G. Maschmeyer

(Signed) HIMALAYA RANA                                         (Signed) JOWDAT WAHEED
---------------------------------------------                  ---------------------------------------------
Witness                                                        Jowdat Waheed

(Signed) TAMARA KRONIS                                         (Signed) SAMUEL W. INGRAM
---------------------------------------------                  ---------------------------------------------
Witness                                                        Samuel W. Ingram, Q.C.

(Signed) MICHAEL PADFIELD                                      (Signed) TREVOR M. APPERLEY
---------------------------------------------                  ---------------------------------------------
Witness                                                        Trevor M. Apperley

INITIAL UNITHOLDER                                             SHERRITT COAL ACQUISITION INC.

                                                               Per:  (Signed) SAMUEL W. INGRAM
                                                                     ----------------------------------------
                                                                     Samuel W. Ingram, Q.C.
                                                                     Director

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